Exhibit 99(e)





                            $750,000,000


                          CREDIT AGREEMENT

                      Dated as of June 21, 1994

                                Among

                 NHL INTERMEDIATE HOLDINGS CORP. II,
                            as Borrower,

                       THE BANKS NAMED HEREIN,
                            as Banks and

                         CITICORP USA, INC.,
                       as Administrative Agent

                                 and

             THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,

                         LOS ANGELES AGENCY,

                 NATIONSBANK OF NORTH CAROLINA, N.A.

                                 and

                   TORONTO DOMINION (TEXAS), INC.,

                            as Co-Agents
                                                                 i
                          TABLE OF CONTENTS


       Section                                                Page

                              ARTICLE I

                  DEFINITIONS AND ACCOUNTING TERMS

       SECTION 1.01.  Certain Defined Terms . . . . . . . . .    2
       SECTION 1.02.  Computation of Time Periods . . . . . .   29
       SECTION 1.03.  Accounting Terms  . . . . . . . . . . .   29

                             ARTICLE II

                  AMOUNTS AND TERMS OF THE ADVANCES

       SECTION 2.01.  The Advances  . . . . . . . . . . . . .   29
       SECTION 2.02.  Making the Advances . . . . . . . . . .   30
       SECTION 2.03.  Repayment . . . . . . . . . . . . . . .   32
       SECTION 2.04.  Reduction of the Commitments  . . . . .   34
       SECTION 2.05.  Prepayments . . . . . . . . . . . . . .   35
       SECTION 2.06.  Interest  . . . . . . . . . . . . . . .   36
       SECTION 2.07.  Interest Rate Determination . . . . . .   37
       SECTION 2.08.  Fees  . . . . . . . . . . . . . . . . .   38
       SECTION 2.09.  Increased Costs . . . . . . . . . . . .   38
       SECTION 2.10.  Illegality  . . . . . . . . . . . . . .   40
       SECTION 2.11.  Payments and Computations . . . . . . .   41
       SECTION 2.12.  Taxes . . . . . . . . . . . . . . . . .   42
       SECTION 2.13.  Sharing of Payments, Etc  . . . . . . .   45
       SECTION 2.14.  Removal of Bank . . . . . . . . . . . .   46
       SECTION 2.15.  Conversion of Advances  . . . . . . . .   46
       SECTION 2.16.  Letters of Credit . . . . . . . . . . .   47
       SECTION 2.17.  Defaulting Lenders  . . . . . . . . . .   51

                             ARTICLE III

                        CONDITIONS OF LENDING

       SECTION 3.01.  Conditions Precedent to Initial
            Borrowing . . . . . . . . . . . . . . . . . . . .   54
       SECTION 3.02.  Conditions Precedent to Each Borrowing    61
       SECTION 3.03.  Determinations Under Section 3.01 . . .   62

                             ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES

       SECTION 4.01.  Representations and Warranties of the
            Borrower  . . . . . . . . . . . . . . . . . . . .   62
                                                                ii
                              ARTICLE V

                      COVENANTS OF THE BORROWER

       SECTION 5.01.  Affirmative Covenants . . . . . . . . .   70
            (a)  Compliance with Laws, Etc  . . . . . . . . .   70
            (b)  Compliance with Environmental Laws . . . . .   70
            (c)  Maintenance of Insurance.  . . . . . . . . .   70
            (d)  Preservation of Corporate Existence, Etc.  .   71
            (e)  Visitation Rights  . . . . . . . . . . . . .   71
            (f)  Keeping of Books.  . . . . . . . . . . . . .   71
            (g)  Maintenance of Properties, Etc.  . . . . . .   71
            (h)  Tender Offer . . . . . . . . . . . . . . . . . 71
            (i)  Termination of Financing Statements. . . . . . 73
            (j)  Performance of Material Contracts. . . . . .   73
            (k)  Cash Concentration Accounts. . . . . . . . .   73
            (l)  Interest Rate Hedging. . . . . . . . . . . .   73
            (m)  Merger.  . . . . . . . . . . . . . . . . . .   74
            (n)  Activities of the Company. . . . . . . . . .   76
            (o)  Real Estate Collateral.  . . . . . . . . . .   76
            (p)  Net Worth. . . . . . . . . . . . . . . . . .   78
            (q)  EBITDA to Interest Expense.  . . . . . . . .   78
            (r)  Debt to EBITDA.  . . . . . . . . . . . . . .   79
            (s)  Fixed Charge Coverage Ratio. . . . . . . . .   80
            (t)  Reporting Requirements.  . . . . . . . . . .   81
            (u)  Monthly Financial Statements.  . . . . . . .   85
            (v)  Transactions with Affiliates.  . . . . . . .   85
            (w)  Use of Proceeds. . . . . . . . . . . . . . .   86
            (x)  Corporate Separateness.  . . . . . . . . . .   86
       SECTION 5.02.   Negative Covenants.  . . . . . . . . .   87
            (a)  Liens, Etc.  . . . . . . . . . . . . . . . .   87
            (b)  Lease Obligations. . . . . . . . . . . . . .   88
            (c)  Mergers, Etc.  . . . . . . . . . . . . . . .   89
            (d)  Sales, Etc. of Assets. . . . . . . . . . . .   89
            (e)  Dividends, Repurchases, Etc. . . . . . . . .   90
            (f)  Investments. . . . . . . . . . . . . . . . .   91
            (g)  Change in Nature of Business.  . . . . . . .   92
            (h)  Acquisitions.  . . . . . . . . . . . . . . .   93
            (i)  Accounting Changes.  . . . . . . . . . . . .   94
            (j)  Debt.  . . . . . . . . . . . . . . . . . . .   94
            (k)  Charter Amendments.  . . . . . . . . . . . .   95
            (l)  Prepayments, Etc. of Debt. . . . . . . . . .   95
            (m)  Amendment, Etc. of Tax Agreement.  . . . . .   95
            (n)  Cancellation, Etc. of Certain Material
                 Contracts. . . . . . . . . . . . . . . . . .   96
            (o)  Negative Pledge. . . . . . . . . . . . . . .   96
            (p)  Partnerships.  . . . . . . . . . . . . . . .   96
            (q)  Capital Expenditures.  . . . . . . . . . . .   96
                                                               iii
                             ARTICLE VI

                          EVENTS OF DEFAULT

       SECTION 6.01. Events of Default. . . . . . . . . . . .   97
       SECTION 6.02.  Actions in Respect of the Letters of
            Credit Upon Default.  . . . . . . . . . . . . . .  101

                             ARTICLE VII

                      THE ADMINISTRATIVE AGENT

       SECTION 7.01.  Authorization and Action. . . . . . . .  101
       SECTION 7.02.  Administrative Agent's Reliance, Etc. .  102
       SECTION 7.03.  Citicorp and Affiliates.  . . . . . . .  102
       SECTION 7.04.  Lender Credit Decision. . . . . . . . .  102
       SECTION 7.05.  Indemnification.  . . . . . . . . . . .  103
       SECTION 7.06.  Successor Administrative Agent. . . . .  103
       SECTION 7.07.  Co-Agents.  . . . . . . . . . . . . . .  104

                            ARTICLE VIII

                            MISCELLANEOUS

       SECTION 8.01.  Amendments, Etc.  . . . . . . . . . . .  104
       SECTION 8.02.  Notices, Etc. . . . . . . . . . . . . .  105
       SECTION 8.03.  No Waiver; Remedies.  . . . . . . . . .  105
       SECTION 8.04.  Costs; Expenses.  . . . . . . . . . . .  105
       SECTION 8.05.  Right of Set-off. . . . . . . . . . . .  107
       SECTION 8.06.  Binding Effect. . . . . . . . . . . . .  107
       SECTION 8.07.  Assignments and Participations. . . . .  108
       SECTION 8.08.  Governing Law; Submission to
            Jurisdiction. . . . . . . . . . . . . . . . . . .  111
       SECTION 8.09.  No Liability of the Issuing Bank. . . .  112
       SECTION 8.10.  Execution in Counterparts.  . . . . . .  112
       SECTION 8.11.  WAIVER OF JURY TRIAL. . . . . . . . . .  112
                                                                iv
  Schedule I     -    List of Commitments and Applicable Lending
                      Offices

  Schedule II    -    Surviving Debt

  Schedule III   -    Properties Subject to Environmental
                      Assessment Reports

  Schedule IV    -    List of Subsidiaries

  Schedule V     -    List of Authorizations, Etc.

  Schedule VI    -    List of Taxable Years

  Schedule VII   -    List of Existing Debt

  Schedule VIII   -   List of Owned Real Property

  Schedule IX    -    List of Certain Leases of Real Property

  Schedule X     -    List of Investments

  Schedule XI    -    List of Intellectual Property

  Schedule XII   -    List of Mortgaged Property

  Schedule XIII   -   List of Existing Liens

  Exhibit A-1    -    Form of Term A Note

  Exhibit A-2    -    Form of Term B Note

  Exhibit A-3    -    Form of Revolving Credit Note

  Exhibit B      -    Form of Assignment and Acceptance

  Exhibit C      -    Form of Notice of Borrowing

  Exhibit D      -    Terms of New Debt Securities

  Exhibit E      -    Form of Security Agreement

  Exhibit F      -    Form of Pledge Agreement

  Exhibit G      -    Form of Guaranty

  Exhibit H      -    Form of Subsidiary Guaranty

  Exhibit I      -    Form of Holdings Agreement
                                                                 v
  Exhibit J-1    -    Form of NHL Solvency Certificate

  Exhibit J-2    -    Form of the Company Solvency Certificate

  Exhibit K      -    Form of Escrow Agreement

  Exhibit L-1    -    Opinion of James G. Richmond

  Exhibit L-2    -    Opinion of Paul, Weiss, Rifkind, Wharton &
                      Garrison

  Exhibit M      -    Form of Mortgage

  Exhibit N      -    Form of Confidentiality Letter

  Exhibit O      -    Form of Opinion of Company Counsel

            CREDIT AGREEMENT dated as of June 21, 1994 among NHL INTERMEDIATE HOLDINGS CORP. II, a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders (the "Banks") listed on the signature pages hereof and CITICORP USA, INC. ("Citicorp"), as administrative agent (the "Administrative Agent") for the Lenders hereunder, and THE LONG-TERM CREDIT BANK OF JAPAN, LTD., LOS ANGELES AGENCY, NATIONSBANK OF NORTH CAROLINA, N.A. and TORONTO DOMINION (TEXAS), INC., as co-agents (the "Co-Agents").


                       PRELIMINARY STATEMENTS

            (1) National Health Laboratories Incorporated, a Delaware corporation and a wholly-owned subsidiary of the Borrower ("NHL"), organized N Acquisition Corp., a Delaware corporation (the "Purchaser"), to acquire control of Allied Clinical Laboratories, Inc., a Delaware corporation (the "Company").

            (2) Pursuant to the Agreement and Plan of Merger dated as of May 3, 1994 (the "Merger Agreement") among NHL, the Purchaser and the Company, the Purchaser proposes to purchase pursuant to an Offer to Purchase dated May 9, 1994 (as it may be amended in accordance with this Agreement, the "Offer to Purchase") the shares of the Company's outstanding common stock, $.01 par value (the "Company Stock"), for $21.50 in cash per share (the "Tender Offer"), and promptly thereafter to consummate a merger (the "Merger") with the Company in which the Company will be the surviving corporation (the "Surviving Corporation").

            (3) The Borrower has requested that the Lenders lend to it up to $750,000,000 in order to pay to the holders of the Company Stock (other than the Purchaser and its Affiliates (as hereinafter defined)) the cash consideration for their shares in the Tender Offer, finance the Merger, pay transaction fees and expenses, refinance certain Existing Debt (as hereinafter defined) of the Company and NHL and provide financing for general corporate purposes of NHL and its Subsidiaries (as hereinafter defined). The Lenders have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                              ARTICLE I

                  DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Acquisitions" has the meaning set forth in Section
  5.02(h).

            "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

            "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent with Citibank at 399 Park Avenue, New York, New York 10043,
  Account No. 36852248.

            "Advance" means a Revolving Credit Advance, a Term A
  Advance, a Term B Advance or a Letter of Credit Advance.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

            "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending
  Office in the case of a Eurodollar Rate Advance.

            "Applicable Margin" means (i) during the period from the First Closing through the consummation of the Merger, (a) with respect to Eurodollar Rate Advances, 2.0% per annum, and
  (b) with respect to Base Rate Advances,   of 1% per annum, and
  (ii) thereafter, with respect to Eurodollar Rate Advances or Base Rate Advances, as the case may be, the applicable percentage set forth in the chart below based upon the Performance Level of the Borrower determined by reference to the most recent financial statements delivered to the Administrative Agent pursuant to Section 5.01(t)(i) and (ii); provided, however, that the Applicable Margin for all Advances shall be decreased by 1/4 of

  1% per annum (but in no event shall the Applicable Margin be less than 0% per annum) on the date (such date being the "Threshold Date") that the Net Cash Proceeds from the issuance of $200,000,000 of New Debt Securities is applied to prepay the Term Advances pursuant to Section 2.05(b)(i) whether or not an aggregate of $200,000,000 of Net Cash Proceeds has been received.


                                                   Eurodollar
                          Performance   Base Rate     Rate
                             Level       Margin      Margin

                          Level I        0.00%        1.25%

                          Level II       0.25%        1.50%
                          Level III      0.50%        1.75%

                          Level IV       0.75%        2.00%


            "Appropriate Lender" means, at any time, with respect to any of the Letter of Credit, Revolving Credit, Term A or Term B Facilities, a Lender which has a Commitment with respect to such Facility at such time.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee of such Lender, and accepted by the Administrative Agent, in substantially the form of Exhibit B hereto.

            "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

            "Bank" has the meaning specified in the recital of parties to this Agreement.

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

            (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

            (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, of such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor thereto) for insuring U.S. dollar deposits of Citibank in the United States; and

            (c)  1/2 of 1% per annum above the Federal Funds Rate.

            "Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(i).

            "Borrower" has the meaning specified in the recital of parties to this Agreement.

            "Borrower's Account" means the account of the Borrower maintained by the Borrower with Citibank at 399 Park Avenue, New York, New York 10043, Account No. 40646949.

            "Borrowing" means a Revolving Credit Borrowing, a Term A Borrowing or a Term B Borrowing.

            "Business Day" means a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and not required or authorized to close in New York City.

            "Calculation Period" means each twelve month period ending on an anniversary of the First Closing.

            "Capital Expenditures" means, for any period, the sum, without duplication, of (a) all expenditures during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures.

            "Capitalized Leases" has the meaning specified in clause (e) of the definition of Debt.

            "Cash Collateral Account" has the meaning specified in the Security Agreement.

            "Cash Equivalents" means any of the following, to the extent owned by the Borrower or its Subsidiaries free and clear of all Liens and having a maturity not greater than [180] days from the date of issuance thereof: (a) direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper in an aggregate amount of not more than $10,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Services, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group or (d) shares of money market mutual or similar funds having assets in excess of $100,000,000 and which invest exclusively in assets satisfying the requirements of clauses (a) through (c) of this definition.

            "Cash Interest Expense" means, for any fiscal period of the Borrower, interest expense net of interest income on all Debt of the Borrower and its Subsidiaries, as determined for such period without duplication on a Consolidated basis for the Borrower and its Subsidiaries and in accordance with GAAP and including, without limitation, to the extent not otherwise included in accordance with GAAP, (a) interest expense in respect of Debt resulting from Advances, (b) the interest component of obligations under leases that have been or should be, in accordance with GAAP, recorded as Capitalized Leases,
  (c) commissions, discounts and other fees and charges payable in connection with letters of credit, (d) the net payment, if any, payable in connection with interest rate hedge agreements and other interest rate protection contracts and (e) fees paid pursuant to Section 2.08(a), but excluding, in each case, (x) amortization of original issue discount, (y) the interest portion of any deferred payment obligation and (z) other interest not payable in cash.

            "CERCLA" means the Comprehensive Environmental
  Response, Compensation and Liability Act of 1980.

            "Change of Control" means any acquisition of Control of the Borrower after the date hereof by any Person or two or more Persons acting in concert who would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act (other than Mafco or any of its Affiliates or a group consisting of such Persons).

            "Citibank" means Citibank, N.A., a national banking association and an affiliate of Citicorp.

            "Citicorp" has the meaning specified in the recital of parties to this Agreement.

            "Co-Agents" has the meaning specified in the recital of parties to this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

            "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent, the Lenders or the Issuing Bank.

            "Collateral Documents" means the Security Agreement, the Pledge Agreement and the Mortgages.

            "Commitment" means a Revolving Credit Commitment, a
  Term A Commitment, a Term B Commitment or a Letter of Credit
  Commitment.

            "Company" has the meaning specified in the Preliminary
  Statements.

            "Company Stock" has the meaning specified in the Preliminary Statements.

            "Consolidated" for any Person refers to the consolidation of the financial statements of such Person and its Subsidiaries in accordance with GAAP.

            "Consummation of the Tender Offer" means the first date on which shares accepted in the Tender Offer are paid for.

            "Control" by any Person or Persons of any other Person means (a) beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange
  Act) by such Person or Persons, directly or indirectly, of Voting Stock of such other Person (or other securities convertible into such Voting Stock) representing 51% or more of the combined voting power of all Voting Stock of such other Person or (b) control by such Person or Persons, by contract or otherwise, or entry by such Person or Persons into a contract or agreement that, upon consummation, will result in the acquisition by such Person or Persons of control, over Voting Stock of such other Person (or other securities convertible into such securities) representing 51% or more of the combined voting power of all Voting Stock of such other Person.

            "Conversion", "Convert" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other
  Type pursuant to Section 2.07, 2.10 or 2.15.

            "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business); (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property);
  (e) all Obligations of such Person as lessees under leases that have been or should be, in accordance with GAAP, recorded as capital leases ("Capitalized Leases"); (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities; (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock; (h) all Debt of others referred to in clauses (a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss; and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Defaulted Advance" means, with respect to any Lender at any time, the amount of any Advance required to be made by such Lender to the Borrower pursuant to Section 2.01 at or prior to such time which has not been so made as of such time; provided, however, any Advance made by the Administrative Agent for the account of such Lender pursuant to Section 2.02(c) shall not be considered a Defaulted Advance even if, at such time, such Lender shall not have reimbursed the Administrative Agent therefor as provided in Section 2.02(c). In the event that a portion of a Defaulted Advance shall be deemed made pursuant to
  Section 2.17(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

            "Defaulted Amount" means, with respect to any Lender at any time, any amount required to be paid by such Lender to the Administrative Agent or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) the Issuing Bank pursuant to Section 2.16(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (b) the Administrative Agent pursuant to Section 2.02(c) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender, (c) any other Lender pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender and (d) the Administrative Agent pursuant to Section 7.05 to reimburse the Administrative Agent for such Lender's ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.17(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be made hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

            "Defaulting Lender" means, at any time, any Lender that, at such time,
  (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take or be the subject of any action or proceeding of a type described in Section 6.01(e).

            "dollars" and the sign "$" each means lawful money of the United States.

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "EBIT" means, for any fiscal period of the Borrower, net income (or net loss) plus the sum of (a) interest expense net of interest income, (b) income tax expense and (c) extraordinary losses included in net income, less extraordinary gains included in net income, in each case determined for such period without duplication on a Consolidated basis for the Borrower and its Subsidiaries and in accordance with GAAP.

            "EBITDA" means, for any fiscal period of the Borrower, EBIT plus (a) depreciation expense, (b) amortization expense and
  (c) non-cash write-offs and write-downs of amortizable and depreciable items, in each case determined for such period without duplication on a Consolidated basis for the Borrower and its Subsidiaries and in accordance with GAAP.

            "Eligible Assignee" means (a) any commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000;
  (b) any savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a net worth determined in accordance with GAAP in excess of $250,000,000; (c) any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD") or has concluded special lending arrangements with the International Monetary Fund Associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States, in the Cayman Islands or in the country in which it is organized or another country that is described in this clause (c); (d) the central bank of any country that is a member of the OECD; (e) any finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that (i) is not affiliated with the Borrower,
  (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and
  (iii) has total assets in excess of $250,000,000; and (f) any other Person (other than an Affiliate of the Borrower) approved by the Administrative Agent and the Borrower, such approval not to be unreasonably withheld.

            "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement based upon or arising out of any Environmental Law or any Environmental Permit, including without limitation (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any claim by any third party seeking damages, contribution, or injunctive relief arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" means any federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment, health or safety including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "ERISA" means the Employee Retirement Income Security
  Act of 1974, as amended from time to time, and the regulations promulgated and ruling issued thereunder.

            "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such

  Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Code.

            "ERISA Event" with respect to any Person means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in
  Section 4041(e) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
  (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan described in Section 302(f)(1) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to
  Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that would constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan; provided, however, that an event described in clause (a), (c) or (d) of this definition, or in clause (b) of this definition solely with respect to a standard termination under Section 4041(b) of ERISA, shall be an ERISA Event only if such event is reasonably likely to result in a material liability of such Person or any of its ERISA Affiliates.

            "Escrow Agreement" has the meaning specified in
  Section 3.01(i)(xxi).

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for each Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from Citibank two Business Days before the first day of such Interest Period, subject, however, to the provisions of
  Section 2.07.

            "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(ii).

            "Eurodollar Rate Reserve Percentage" of any Lender for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in
  Section 6.01.

            "Exchange Act" means the Securities Exchange Act of
  1934, as amended.

            "Existing Debt" means Debt of the Borrower, NHL, the
  Company and their respective Subsidiaries outstanding immediately prior to the Tender Offer.

            "Facility" means the Revolving Credit Facility, the
  Term Facility or the Letter of Credit Facility.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "First Closing" means the date of the initial
  Borrowing.
            "Fixed Charge Ratio" means, with respect to any period of four fiscal quarters, a ratio of (A) EBITDA, less the aggregate amount of cash Capital Expenditures made during such period, less the amount of any payments made by the Borrower and its Subsidiaries pursuant to the Tax Agreement to (B) the sum of
  (i) interest payable on, and amortization of debt discount in respect of, all Debt during such period, plus (ii) dividends paid during such period in compliance with the terms of Section 5.02(e)(ii), (iv) or (v), plus (iii) scheduled amortization payments of all Debt (other than Debt of NHL payable to the United States of America in connection with the investigations with the Office of the Inspector General regarding billing practices) and all amounts required to be paid in respect of contingent purchase price payments in connection with Permitted Acqusitions, in each case payable during such period by the Borrower and its Subsidiaries.

            "Funded Debt of any Person means Debt for borrowed money of such Person that by its terms matures more than one year after the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date.
            "GAAP means generally accepted accounting principles in the United States of America as in effect as of the date of, and used in, the preparation of the audited consolidated financial statements referred to in Section 4.01(f), except that
  (A) with respect to (x) the preparation of any financial statement required to be furnished pursuant to clause (i) or
  (ii) of Section 5.01(t) and (y) changes to financial statement presentation and accounting policies contemplated by Section 5.02(i), "GAAP shall mean such principles as in effect from time to time in the United States of America and (B) with respect to the definition of Fixed Charge Ratio, the definition of Interest Coverage Ratio, the definition of Leverage Ratio and the covenants contained in Section 5.01(q), (r) and (s), "GAAP" shall, for any period prior to the consummation of the Merger apply to the Borrower and its Subsidiaries (other than the Company and its Subsidiaries) combined with the Company and its Subsidiaries.
            "Guarantor" means NHL Intermediate Holdings Corp. I, a Delaware corporation.

            "Guaranty" has the meaning specified in Section
  3.01(i)(x).

            "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any Environmental Law and (c) any other substance exposure to which is regulated under any Environmental Law.

            "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.
            "Indemnified Party" has the meaning specified in
  Section 8.04(c).

            "Initial Date" means, for purposes of Section 2.12, in the case of the Administrative Agent and each Bank, the date of its execution and delivery of this Agreement and, in the case of each Lender other than a Bank, the date of the Assignment and Acceptance pursuant to which it becomes a Lender.

            "Interest Coverage Ratio" means, with respect to any fiscal quarter, the ratio of EBITDA to Cash Interest Expense, in each case in the aggregate for the four fiscal quarters ended at the end of such fiscal quarter.

            "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the periods elected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

            (i) the Borrower may not select any Interest Period which ends after any principal repayment installment date unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date shall be at least equal to the aggregate principal amount of such Advances due and payable on or prior to such dates;

            (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

            (iii) whenever the first day of any Interest Period occurs on a day in a calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, debt obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses (h) and
  (i) of the definition of "Debt" in respect of such Person.

            "Issuing Bank" means Citibank, N.A., or such other designee of Citicorp as Citicorp may designate.

            "Large Acquisition" means an Acquisition the Purchase
  Price of which is equal to or greater than $10,000,000 but less than or equal to $25,000,000.

            "Large Acquisition Basket" means, for any Calculation
  Period, (x) $75,000,000 if the Threshold Date has not occurred and (y) $100,000,000 if the Threshold Date has occurred.

            "L/C Cash Collateral Account" has the meaning specified in the Security Agreement.

            "L/C Related Documents" has the meaning specified in
  Section 2.16(d).

            "Lenders" means the Banks listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07 and each assignee that shall become a party hereto pursuant to Section 2.14.

            "Letter of Credit" has the meaning specified in
  Section 2.16(a).

            "Letter of Credit Advance" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to
  Section 2.16(c).

            "Letter of Credit Agreement" has the meaning specified in Section 2.16(b).

            "Letter of Credit Commitment" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into one or more Assignments and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(c) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

            "Letter of Credit Facility" means the amount of the Letter of Credit Commitment of the Issuing Bank.
            "Level I" means, as of any date of determination, that the Borrower maintained for the last fiscal quarter for which financial statements have been delivered to the Administrative Agent (i) an Interest Coverage Ratio greater than or equal to 5:1 and (ii) a Leverage Ratio of less than or equal to 2.5:1.
            "Level II" means, as of any date of determination, that (i) the performance of the Borrower does not meet the requirements of Level I and (ii) the Borrower maintained for the last fiscal quarter for which financial statements have been delivered to the Administrative Agent (x) an Interest Coverage Ratio of greater than or equal to 4:1 and (y) a Leverage Ratio of less than or equal to 3:1.

            "Level III" means, as of any date of determination, that (i) the performance of the Borrower does not meet the requirements of Level I or Level II and (ii) the Borrower maintained for the last fiscal quarter for which financial statements have been delivered to the Administrative Agent (x) an Interest Coverage Ratio of greater than or equal to 3.5:1 and
  (y) a Leverage Ratio of less than or equal to 3.5:1.

            "Level IV" means, as of any date of determination, that the performance of the Borrower does not meet the requirements of Level I, Level II or Level III.

            "Leverage Ratio" means, with respect to any fiscal quarter, the ratio of (i) the total Funded Debt of the Borrower and its Subsidiaries as of the last day of such period to (ii) Consolidated EBITDA of the Borrower and its Subsidiaries, in each case in the aggregate for the four fiscal quarters ended at the end of such fiscal quarter.

            "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "Loan Documents" means this Agreement, the Notes, the Guaranty, the Subsidiary Guaranty, the Collateral Documents, the Public Holdings Agreement, the Escrow Agreement and each Letter of Credit Agreement.

            "Loan Parties" means the Borrower, the Guarantor and the Subsidiary Guarantors.

            "Mafco" means Mafco Holdings Inc., a Delaware corporation.
            "Margin Stock" has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System and any successor regulations thereto, as in effect from time to time.
            "Material Adverse Change" means, with respect to any Person, a material adverse change in the condition (financial or otherwise), operations, assets, business or prospects of such

  Person and its Subsidiaries, taken as a whole; provided, however, that for purposes of Section 3.01, Section 3.02(a)(i) and Section 4.01 such term shall exclude, with respect to the Company, any such change or effect resulting from (i) the subpoena received by the Company in 1993 from the Office of Inspector General and the United States Attorneys Office for the Southern District of California relating to Medicare billing practices, and any developments, investigations or charges relating to the Company and its Subsidiaries arising therefrom or relating thereto, (ii) the subpoena received by the Company in April of 1994 relating to Medicare billing practices at the clinical laboratory located in Cincinnati, Ohio, and any developments, investigations or charges relating to the Company and its Subsidiaries arising therefrom or relating thereto,
  (iii) the assessment from the Internal Revenue Service relating to the amortization by the Company of intangible assets for the years 1989, 1990 and 1991, or any future assessment relating to the Company based on the same issue for subsequent years, and any developments relating to the Company and its Subsidiaries arising therefrom or relating thereto, (iv) any change in laws, rules and regulations (federal, state or local) or reimbursement practices, including, without limitation, changes relating to Medicare, Medicaid, CHAMPUS program, and carrier billing practices, so long as the same are not, in the aggregate, material to NHL and its Subsidiaries taken as a whole, or (v) changes relating to the cancellation, termination or non-renewal by customers (including, without limitation, (x) doctors that refer specimens to the Company and (y) hospitals, health maintenance organizations, preferred provider organizations and the laboratories which the Company manages) of the Company or any of its Subsidiaries of their relationships with the Company or any of its Subsidiaries or the voluntary termination by existing general managers, sales managers or sales representatives from and after the date of the public announcement of the Merger Agreement, unless and to the extent such cancellations, terminations or non-renewals are directly attributable to factors other than the transactions contemplated by the Merger Agreement, so long as the same are not, in the aggregate, material to NHL and its Subsidiaries taken as a whole.
            "Material Adverse Effect" means, with respect to any Person, a material adverse effect upon (a) the condition
  (financial or otherwise), operations, assets, business or prospects of such Person and its Subsidiaries, taken as a whole, or (b) the ability of a Loan Party to perform its obligations under any Loan Document, or (c) the rights and remedies of the Administrative Agent or any Lender under any Loan Document;
  provided, however, that for purposes of Section 3.01, Section 3.02(a)(i) and Section 4.01 hereof, such term shall exclude, with respect to the Company, any such change or effect resulting from (i) the subpoena received by the Company in 1993 from the Office of Inspector General and the United States Attorneys Office for the Southern District of California relating to Medicare billing practices, and any developments, investigations or charges relating to the Company and its Subsidiaries arising therefrom or relating thereto, (ii) the subpoena received by the Company in April of 1994 relating to Medicare billing practices at the clinical laboratory located in Cincinnati, Ohio, and any developments, investigations or charges relating to the Company and its Subsidiaries arising therefrom or relating thereto,
  (iii) the assessment from the Internal Revenue Service relating to the amortization by the Company of intangible assets for the years 1989, 1990 and 1991, or any future assessment relating to the Company based on the same issue for subsequent years, and any developments relating to the Company and its Subsidiaries arising therefrom or relating thereto, (iv) any change in laws, rules and regulations (federal, state or local) or reimbursement practices, including, without limitation, changes relating to Medicare, Medicaid, CHAMPUS program, and carrier billing practices, so long as the same are not, in the aggregate, material to NHL and its Subsidiaries taken as a whole, or (v) changes relating to the cancellation, termination or non-renewal by customers (including, without limitation, (x) doctors that refer specimens to the Company and (y) hospitals, health maintenance organizations, preferred provider organizations and the laboratories which the Company manages) of the Company or any of its Subsidiaries of their relationships with the Company or any of its Subsidiaries or the voluntary termination by existing general managers, sales managers or sales representatives from and after the date of the public announcement of the Merger Agreement, unless and to the extent such cancellations, terminations or non-renewals are directly attributable to factors other than the transactions contemplated by the Merger Agreement, so long as the same are not, in the aggregate, material to NHL and its Subsidiaries taken as a whole.
            "Material Contract" means, as to the Borrower or any of its Subsidiaries, each contract to which such Person is a party which is either (a) a lease of real properties or a contract for the purchase or sale of goods or services
  (i) which, if lost, would not be replaceable promptly by commercially reasonable substitutes and (ii) the loss of which, if not so replaced, would be reasonably likely to have a Material Adverse Effect (in the case of clause (a) of the definition of Material Adverse Effect, the term "Person" shall mean the Borrower), or (b) any other contract (i) involving aggregate consideration payable to or by such Person of $10,000,000 or more or (ii) the loss of which would be reasonably likely to have a Material Adverse Effect (in the case of clause (a) of the definition of Material Adverse Effect, the term "Person" shall mean the Borrower).

            "Materially Different Business" means a business or line of business that is materially different from the business carried on as of the date hereof by the Borrower and its Subsidiaries taken as a whole.
            "Maximum Acquisition Basket" means (x) $150,000,000 if the Threshold Date has not occurred and (y) $200,000,000 if the Threshold Date has occurred.

            "Merger" has the meaning specified in the Preliminary
  Statements.

            "Merger Agreement" has the meaning specified in the Preliminary Statements.

            "Mortgage Policy" has the meaning specified in Section
  5.01(o)(ii) .

            "Mortgages" has the meaning specified in Section
  5.01(o).
            "Multiemployer Plan" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is subject to Title IV of ERISA, and to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
            "Multiple Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA, and (a) that is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) that was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under
  Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
            "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance by any Person of any Debt or capital stock, any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees and expenses, finder's fees, accountants' fees and expenses and other similar fees, expenses and commissions, (b) the amount of taxes payable or estimated in good faith to be payable in connection with or as a result of such transaction and (c) the amount of any Debt that, by the terms of such transaction or the terms of such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are payable to a Person that is not an Affiliate (other than such amounts that are payable by the Borrower and its Subsidiaries to an Affiliate pursuant to the Tax Agreement) and are properly attributable to such transaction or to the asset that is the subject thereof.

            "Net Income" means, for any Person in any period, the net income of such Person and its Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP.

            "New Debt Documents" means the agreements, indentures and instruments pursuant to which the New Debt Securities are issued, as they may be amended in accordance with this Agreement.

            "New Debt Securities" means the long-term fixed rate senior unsecured Debt of the Borrower that contains the term and conditions set forth in Exhibit D hereto and other terms and conditions satisfactory to the Required Lenders.

            "NHL" has the meaning specified in the Preliminary
  Statements.

            "Nonratable Assignment" means an assignment by a Lender pursuant to Section 8.07(a) of a portion of its rights and obligations under this Agreement, other than an assignment of a uniform, and not a varying, percentage of all of the rights and obligations of the Lenders under and in respect of all of the Facilities.

            "Note" means a Revolving Credit Note, a Term A Note or a Term B Note.

            "1994 Credit Agreement" means the $50,000,000 Credit
  Agreement dated as of April 7, 1994 between NHL and Citicorp, as the same may be amended, supplemented or otherwise modified from time to time.

            "1993 Credit Agreement" means the $350,000,000 Credit Agreement dated as of August 27, 1993 among NHL, the lenders party thereto and Citicorp, as agent and arranger, and Banque Paribas, The Long Term Credit Bank of Japan, Ltd., Los Angeles Agency, NationsBank of North Carolina, N.A., and The Toronto-Dominion Bank, as co-agents, as the same may have been and may be amended, supplemented or otherwise modified from time to time.

            "Notice of Borrowing" has the meaning specified in
  Section 2.02(a).

            "Notice of Issuance" has the meaning specified in
  Section 2.16(b)(i).
            "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(e). Without limiting the generality of the foregoing, the Obligations of the Loan
  Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan
  Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

            "Offer to Purchase" has the meaning specified in the Preliminary Statements.

            "Other Taxes" has the meaning specified in
  Section 2.12(b).

            "PBGC" means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

            "Performance Level" means Level I, Level II, Level III or Level IV.

            "Permitted Acquisition" means any Acquisition permitted under Section 5.02(h).
            "Permitted Encumbrances" has the meaning specified in the Mortgages.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means a Single Employer Plan or a Multiple
  Employer Plan.

            "Pledge Agreement" has the meaning specified in
  Section 3.01(i)(ix).
            "Preferred Stock" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

            "Pro Rata Share" of any amount means, with respect to any Revolving Credit Lender (but not in any such Lender's capacity as an Issuing Bank) at any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time times
  (b) such amount.

            "Proxy Statement" means the Proxy Statement mailed to the Company's shareholders in connection with the Merger.
            "Public Holdings" means National Health Laboratories
  Holdings Inc., a Delaware corporation.

            "Public Holdings Agreement" has the meaning specified in Section 3.01(i)(xii).

            "Purchase Price" means, with respect to any Acquisition or proposed Acquisition, the consideration paid or to be paid for such Acquisition in cash and property (including, without limitation, all liabilities assumed, Debt incurred and equity issued by the Borrower or any of its Subsidiaries in connection with such Acquisition).

            "Redeemable" means, with respect to any capital stock, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

            "Register" has the meaning specified in Section
  8.07(c).

            "Related Documents" means the Merger Agreement, the
  Offer to Purchase, the New Debt Documents and the Tax Agreement.

            "Required Lenders" means at any time Lenders holding at least a majority of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Term A Commitments and
  (d) the aggregate unused Term B Commitments plus the aggregate unused Revolving Credit Commitments at such time (provided that, for purposes hereof, neither the Borrower, nor any of its Affiliates, if a Lender, shall be included in (a) the Lenders holding such amount of the Advances or having such amount of the Commitments or (b) determining the aggregate unpaid principal amount of the Advances or the total Commitments); provided, however, if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required
  Lenders at such time   (i) the aggregate principal amount of the
  Advances made by such Lender and outstanding at such time, (ii) if such Lender shall be the Issuing Bank, the aggregate Available Amount of all Letters of Credit issued by such Lender and outstanding at such time and (iii) the aggregate commitments of such Lender under all the Facilities at such time. For purposes of this definition, the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

            "Revolving Credit Advance" has the meaning specified in Section 2.01(c).

            "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

            "Revolving Credit Commitment" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.
            "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

            "Revolving Credit Lender" means any Lender that has a Revolving Credit Commitment.

            "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

            "Security Agreement" has the meaning specified in
  Section 3.01(i)(viii).

            "Single Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA, and (a) that is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Small Acquisition" means any Acquisition the Purchase Price of which is less than $10,000,000.

            "Small Acquisition Basket" means, for any Calculation
  Period, $50,000,000.

            "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
            "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

            "Stockholders Equity" means stockholders equity of the Borrower and its Subsidiaries on a Consolidated basis, as determined in accordance with GAAP, plus the aggregate amount of dividends paid by the Borrower since the date hereof that were applied or set apart to be applied to the repurchase by Public

  Holdings of its capital stock; provided, however that the aggregate amount of dividends paid by the Borrower since the date hereof that were applied or set apart to be applied to the repurchase by Public Holdings of its capital stock shall not be added back for purposes of determining whether or not the Borrower is in compliance with the financial covenant test set forth in 5.02(e)(iv).

            "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the Voting Stock of such corporation, (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person s other Subsidiaries.

            "Subsidiary Guarantors" means all Subsidiaries of the Borrower that are organized under the laws of a state of the United States of America (other than, prior to the consummation of the Merger, the Company and its Subsidiaries).
            "Subsidiary Guaranty" has the meaning specified in
  Section 3.01(i)(xi).

            "Surviving Debt" has the meaning specified in Section
  3.01(d).

            "Surviving Debt Agreement" means any agreement or instrument setting forth the terms and conditions of any Surviving Debt.

            "Tax Agreement" means the Tax Agreement dated as of January 1, 1994 among Public Holdings, the Guarantor, the
  Borrower and NHL, as it may be amended in accordance with the terms of this Agreement.

            "Tax Certificate" has the meaning specified in Section
  5.01(t)(xiii).
            "Taxes" has the meaning specified in Section 2.12(a).

            "Term A Advance" has the meaning specified in
  Section 2.01(a).

            "Term A Borrowing" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

            "Term A Commitment" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
  Section 8.07(c) as such Lender's "Term A Commitment", as such amount may be reduced at or prior to such time pursuant to
  Section 2.04.

            "Term A Facility" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

            "Term A Lender" means any Lender that has a Term A
  Commitment.

            "Term A Note" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advance made by such Lender.

            "Term B Advance"  has the meaning specified in Section
   2.01(b).

            "Term B Borrowing" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

            "Term B Commitment" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignments and Acceptances set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07 (c) as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

            "Term B Facility" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.
            "Term B Lender" means any Lender that has a Term B
  Commitment.

            "Term B Note" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advance made by such Lender.

            "Termination Date" means the earlier of (a) December
  31, 2000 or (b) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

            "Threshold Date" has the meaning specified in the definition of "Applicable Margin."

            "Total Commitment" means, with respect to each Lender at any time, the aggregate of such Lender's Term A Commitment, Term B Commitment and Revolving Credit Commitment at such time.

            "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory to the Borrower or any of its Subsidiaries to effect payment for such inventory, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected Lien on such inventory.

            "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.
            "Unfunded Pension Liabilities" with respect to any Plan means the excess, if any, of its accumulated benefit obligation, as determined in accordance with Statement of Financial Accounting Standards No. 87 or any successor thereto (based on interest, mortality and other relevant actuarial assumptions used to fund such Plan as of its most recent actuarial valuation), over the fair market value of its assets (as of such date).

            "Unused Revolving Credit Commitment" means, with respect to any Revolving Credit Lender (but not in any such Lender's capacity as an Issuing Bank) at any time, (a) such Lender's Revolving Credit Commitment at such time, minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender under the Revolving Credit Facility and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to
  Section 2.16(c) and outstanding at such time other than any such Letter of Credit Advance which, at or prior to such time, has been assigned in part to such Revolving Credit Lender pursuant to Section 2.16(c).

            "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.
            "Welfare Plan" means a welfare plan, as defined in
  Section 3(1) of ERISA.

            "Withdrawal Liability" has the meaning specified in
  Part I of Subtitle E of Part IV of ERISA.

            SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.


                             ARTICLE II
                  AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01. The Advances. (a) The Term A Advances. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make up to two advances (each a "Term A Advance") on any Business Day during the period from the date hereof until October 15, 1994 in an aggregate amount not to exceed such Lender's Term A Commitment on such Business Day; provided, however, that the first Term A Advance shall be made on the date of the repayment of the 1993 Credit Agreement and the 1994 Credit Agreement and the second Term A Advance, if any, shall be made on the date of the Consummation of the Tender Offer. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

            (b) The Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make up to three advances (each a "Term B Advance") on any Business Day during the period from the date hereof until October 15, 1994 in an aggregate amount not to exceed such Lender's Term B Commitment on such Business Day ; provided, however, that the first Term B Advance shall be made on the date of the repayment of the 1993 Credit Agreement and the 1994 Credit Agreement, the second Term B Advance shall be made on the date of the Consummation of the Tender Offer and the third Term B Advance, if any, shall be made on the date of the consummation of the Merger.

  Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

            (c) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Revolving Credit Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender s Revolving Credit Commitment on such Business Day. Each Revolving Credit Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments. Within the limits of each Revolving Credit
  Lender s Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow, prepay pursuant to Section 2.05(a) and reborrow under this Section 2.01(c).

            SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.16, each Borrowing shall be made on notice given not later than 11:00 A.M. (New York City time) on the first Business Day prior to the date of a proposed Base Rate Borrowing or the third Business Day prior to the date of a proposed Eurodollar Rate Borrowing, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telecopier, telex or cable.
  Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telecopier, telex or cable, and, with respect to a Notice of Borrowing by telex or cable, confirmed immediately thereafter in writing, in substantially the form of Exhibit C hereto, specifying therein the requested (i) date of such Borrowing,
  (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) Interest Period for each Eurodollar Rate Advance included in such Borrowing. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Administrative Agent shall promptly notify the Borrower and each Appropriate Lender of the applicable interest rate under
  Section 2.06(a)(ii). Each Appropriate Lender shall, before 12:00 Noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent s Account, in same day funds, such Lender s ratable portion of such Borrowing. After the Administrative Agent s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available by crediting the Borrower s Account; provided, however, that in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Bank, and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank and such other Revolving Credit Lenders for repayment of such Letter of Credit Advances.

            (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

            (c) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender s ratable portion of such Borrowing, the Administrative Agent may assume, or at its option request confirmation from such Lender, that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this
  Section 2.02 and the Administrative Agent may, in reliance upon such assumption or confirmation (as the case may be), make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.06 to Advances comprising such Borrowing and (ii) in the case of such Lender, the cost (expressed as a rate per annum) to the Administrative Agent of funding such Lender s ratable portion; provided that, upon the request of such Lender, the Administrative Agent shall provide such Lender with a certificate as to the calculation of such amount. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender s Advance as part of such Borrowing for purposes of this Agreement.

            (d) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

            (e) The Borrower may not request a Borrowing comprised of Eurodollar Rate Advances or, pursuant to Section 2.15, convert Base Rate Advances into Eurodollar Rate Advances or select a new Interest Period for existing Eurodollar Rate Advances if, after the making or Conversion of such Advances or the selection of such Interest Period, the number of outstanding Borrowings comprised of Eurodollar Rate Advances and having different Interest Periods (whether of different duration or commencing on different dates) would exceed ten.

            SECTION 2.03. Repayment. (a) Term A Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the outstanding principal amount of the Term A Advances on the following dates in the amounts indicated:
            Date                         Amount

            September 30, 1994     $ 3.750 million
            December 31, 1994        3.750 million
            March 31, 1995           7.500 million
            June 30, 1995            7.500 million
            September 30, 1995       7.500 million
            December 31, 1995        7.500 million
            March 31, 1996           9.375 million
            June 30, 1996            9.375 million
            September 30, 1996       9.375 million
            December 31, 1996        9.375 million
            March 31, 1997          11.250 million
            June 30, 1997           11.250 million
            September 30, 1997      11.250 million
            December 31, 1997       11.250 million
            March 31, 1998          13.125 million
            June 30, 1998           13.125 million
            September 30, 1998      13.125 million
            December 31, 1998       13.125 million
            March 31, 1999          15.000 million
            June 30, 1999           15.000 million
            September 30, 1999      15.000 million
            December 31, 1999       15.000 million
            March 31, 2000          16.875 million
            June 30, 2000           16.875 million

            September 30, 2000      16.875 million
            December 31, 2000       16.875 million

            (b) Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B
  Lenders the outstanding principal amount of the Term B Advance on the following dates in the amounts indicated:


            Date                         Amount

            September 30, 1994      $1.250 million
            December 31, 1994        1.250 million
            March 31, 1995           2.500 million
            June 30, 1995            2.500 million
            September 30, 1995       2.500 million
            December 31, 1995        2.500 million
            March 31, 1996           3.125 million
            June 30, 1996            3.125 million
            September 30, 1996       3.125 million
            December 31, 1996        3.125 million
            March 31, 1997           3.750 million
            June 30, 1997            3.750 million
            September 30, 1997       3.750 million
            December 31, 1997        3.750 million
            March 31, 1998           4.375 million
            June 30, 1998            4.375 million
            September 30, 1998       4.375 million
            December 31, 1998        4.375 million
            March 31, 1999           5.000 million
            June 30, 1999            5.000 million
            September 30, 1999       5.000 million
            December 31, 1999        5.000 million
            March 31, 2000           5.625 million
            June 30, 2000            5.625 million
            September 30, 2000       5.625 million
            December 31, 2000        5.625 million

            (c) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders the aggregate principal amount of the Revolving Credit Advances on the earlier of June 30, 1999 and the Termination Date.

            (d) Letter of Credit Advances. The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender which has made a Letter of Credit Advance the outstanding principal amount of each Letter of Credit Advance made by each of them on demand.

            SECTION 2.04. Reduction of the Commitments. (a) Optional. The Borrower shall have the right, upon at least three Business Days prior notice to the Administrative Agent, to (i) terminate in whole or reduce ratably in part the unused portions of the Term and Letter of Credit Commitments and the Unused Revolving Credit Commitment and (ii) in connection with the repayment of all outstanding Advances under this Agreement and the permanent reduction of the Commitments hereunder, terminate in whole the used portion of the Letter of Credit Commitments if the aggregate amount on deposit in the L/C Cash Collateral Account is equal to the aggregate Available Amount of all then outstanding Letters of Credit; provided that each partial reduction of a Facility (i) shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

            (b) Mandatory. (i) The Revolving Credit Facility shall be permanently reduced on the following dates to the amounts indicated:

            Date                     Amount
            December 31, 1997  $ 300 million
            June 30, 1998        250 million
            December 31, 1998    200 million
            June 30, 1999          0 million

            (ii) The Revolving Credit Facility shall, to the extent that no Term A or Term B Advance is outstanding, be permanently reduced upon the date of receipt of the Net Cash Proceeds from (A) the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than sales, leases, transfers or other dispositions permitted by
  Section 5.02(d) (other than Section 5.02(d)(vii)) and (B) the sale and issuance by the Borrower or any of its Subsidiaries of any Debt (other than the New Debt Securities and other Debt permitted to be sold and issued pursuant to Section 5.02(j)) by the amount by which such Net Cash Proceeds exceed the aggregate principal amount of Term A Advances and Term B Advances outstanding on the date of such receipt.

            (iii) The Revolving Credit Facility shall be permanently reduced upon the date of receipt of the Net Cash Proceeds in excess of $200,000,000 from the sale and issuance by the Borrower of New Debt Securities by an amount equal to the product of (x) such Net Cash Proceeds and (y) a fraction the numerator of which is the aggregate Revolving Credit Commitments on the date of such receipt and the denominator of which is the sum of the aggregate Revolving Credit Commitments plus the aggregate Term A Advances then outstanding plus the aggregate Term B Advances then outstanding.

            SECTION 2.05. Prepayments. (a) Optional. The Borrower may, upon at least one Business Day s notice to the Administrative Agent, in the case of Base Rate Advances, and three Business Days notice to the Administrative Agent, in the case of Eurodollar Rate Advances, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount so prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if the aggregate principal amount of all Advances that constitute part of such Borrowing is less, such aggregate principal amount) and
  (y) in the event any such prepayment of Eurodollar Rate Advances is not made on the last day of an Interest Period, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b). Each such prepayment of any Term A Advances or Term B Advances shall be applied to the installment thereof in inverse order of maturity.

            (b) Mandatory. (i) The Borrower shall (A) on the date of receipt by the Borrower or any of its Subsidiaries of the Net Cash Proceeds from the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than sales, leases, transfers or other dispositions permitted by Section 5.02(d) (other than Section 5.02(d)(vii))) and (B) on the date of receipt of the first $200,000,000 of Net Cash Proceeds from the sale and issuance by the Borrower of the New Debt Securities, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied first, to the Term B Facility and to the installments thereof ratably and second, to the Term A Facility and to the installments thereof ratably.
            (ii) The Borrower shall, on the date of receipt of the Net Cash Proceeds in excess of $200,000,000 from the sale and issuance by the Borrower of the New Debt Securities, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the product of (x) such Net Cash Proceeds and (y) a fraction the numerator of which is the sum of the aggregate Term A Advances then outstanding plus the aggregate Term B Advances then outstanding on the date of such receipt and the denominator of which is the sum of the aggregate

  Revolving Credit Commitments plus the aggregate Term A Advances then outstanding plus the aggregate Term B Advances then outstanding. Each such prepayment shall be applied first, to the Term B Facility and to the installments thereof ratably and second, to the Term A Facility and the installments thereof ratably.

            (iii) The Borrower shall, on the date of receipt of the Net Cash Proceeds from the sale and issuance by the Borrower or any of its Subsidiaries of any Debt (other than the New Debt Securities and other Debt permitted to be sold and issued pursuant to Section 5.02(j)), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied first, to the Term B Facility and the installments thereof in inverse order of maturity and second, to the Term A Facility and the installments thereof in inverse order of maturity.

            (iv) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

            (v) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings equal to the amount by which (A) the aggregate principal amount of the Revolving Credit Advances plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.

            (vi) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

            SECTION 2.06. Interest. (a) Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period.

            (b) Default Interest. The Borrower shall pay on demand interest on the unpaid principal amount of each Advance that is not paid when due and on the unpaid amount of all interest, fees and other amounts then due and payable hereunder that is not paid when due from the due date thereof to the date paid, at a rate per annum equal at such time to (i) in the case of any amount of principal, 2% per annum above the rate of interest per annum required to be paid on such Advance immediately prior to the date on which such amount became due and payable and (ii) in the case of all other amounts, 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

            SECTION 2.07. Interest Rate Determination. (a) The Administrative Agent shall give prompt notice to the Borrower and each Lender of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a), and the applicable rate, if any, furnished by Citibank for the purpose of determining the applicable interest rate under
  Section 2.06(a).

            (b) If Citibank cannot furnish timely information to the Administrative Agent for determining the Eurodollar Rate, the Administrative Agent shall forthwith notify the Borrower and each Lender that the interest rate cannot be determined for such Eurodollar Rate Advances, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that Citibank has determined that the circumstances causing such suspension no longer exist.

            (c) If the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such

  Eurodollar Rate Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their pro rata shares of such Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

            (d) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and the Interest Period for such Eurodollar Rate Advances will be one month.

            SECTION 2.08. Fees. (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of the Lenders a commitment fee on the average daily unused portion of each Appropriate Lender s Term A Commitment, on the average daily unused portion of each Appropriate Lender's Term B Commitment and on the average daily Unused Revolving Credit Commitment of such Lender from the date hereof, in the case of each Bank, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender, in the case of each other Lender, until the Termination Date at a rate equal to (i) 1/2 of 1% per annum during any period in which the Performance Level of the Borrower is at Level III or Level IV or (ii) 3/8 of 1% per annum during any other period, in each case payable in arrears on the date of the initial Borrowing, thereafter quarterly on the last Business Day of each March, June, September and December commencing June 30, 1994, and the Termination Date.

            (b) Other Fees. The Borrower shall pay to the Administrative Agent for its own account such fees as are set forth in the fee letter dated May 3, 1994 between the Borrower and Citibank, as the same may be amended or otherwise modified from time to time.

            SECTION 2.09. Increased Costs. (a) Except as to taxes, levies, imposts, deductions, charges, withholdings or liabilities with respect thereto (it being understood that the Borrower shall not have any liability for any taxes, levies, imposts, deductions, charges, withholdings or liabilities with respect thereto, except as provided in Section 2.12), if, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance by any Lender with any guideline or request from any central bank or other governmental authority in any case introduced, changed, interpreted or requested after the date hereof (whether or not having the force of law), there shall be (x) imposed, modified or deemed applicable any reserve, special deposit or similar requirement against assets held by, or letters of credit or guarantees issued by, or deposits in or for the account of, any Lender or (y) imposed on any Lender any other condition relating to this Agreement or the Advances made by it, and the result of any event referred to in clause (x) or (y) shall be to increase the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent) made within 60 days after the first date on which such Lender has actual knowledge that it is entitled to make demand for payment under this Section 2.09(a), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that if such Lender fails to so notify the Borrower within such 60-day period, such increased cost shall commence accruing on such later date on which the Lender notifies the Borrower; provided further that, before making any such demand, such Lender agrees to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental or monetary authority in regard to capital adequacy (whether or not having the force of law) including, without limitation, any guideline contemplated by the report dated July 1988 entitled "International Convergence of Capital Management and Capital Standards" issued by the Bank Committee on Banking Regulations and Supervisory Practices, in any case in which such law, regulation, guideline or request became effective or was made after the date hereof, has or would have the effect of reducing the rate of return on the capital of, or maintained by, such Lender or any corporation controlling such Lender as a consequence of such Lender s Advances or Commitments hereunder and other commitments of this type, by increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender, to a level below that which such Lender or any corporation controlling such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into account such Lender s or such corporation s policies with respect to capital adequacy), then the Borrower shall, from time to time, pay such Lender, upon demand by such Lender (with a copy of such demand to the Administrative Agent) made within 60 days after the first date on which such Lender has actual knowledge that it is entitled to make demand for payment under this Section 2.09(b) of such reduction in return, such additional amount as may be specified by such Lender as being sufficient to compensate such Lender for such reduction in return, to the extent that such Lender reasonably determines such reduction to be attributable to the existence of such Lender s commitment to lend hereunder; provided however, that if such Lender fails to so notify the Borrower within such 60-day period, such amounts shall commence accruing on such later date on which the Lender notifies the Borrower. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and biding for all purposes, absent manifest error.
            SECTION 2.10. Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, then, upon written notice by such Lender to the Borrower (with a copy to the Administrative Agent), (i) each Eurodollar Rate Advance of such Lender will automatically Convert into a Base Rate Advance and (ii) the obligation of such Lender to make, or to Convert Base Rate Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender shall designate a different Eurodollar Lending Office if the making of such a designation would avoid the need for giving such notice and demand and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

            For purposes of this Section 2.10, a notice to the Borrower by a Lender shall be effective with respect to any Advance on the last day of the then current Interest Period for such Advance; provided, however, that, if it is not lawful for such Lender to maintain such Advance until the end of the

  Interest Period applicable thereto, then the notice to the Borrower shall be effective upon receipt by the Borrower.

            SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent s Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees ratably (other than amounts payable pursuant to Section 2.09 or 2.12) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) The Borrower hereby authorizes each Lender, if and to the extent payment of principal, interest or fees owed to such Lender is not made when due hereunder or under the Note or Notes held by such Lender, to charge from time to time against any or all of the Borrower s accounts with such Lender any amount so due.

            (c) All computations of interest based on the Eurodollar Rate or the Federal Funds Rate shall be made by the Administrative Agent, on the basis of a year of 360 days, and all computations of interest based on the Base Rate and of commitment fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (d) Whenever any payment hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
            (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder or under any Note that the Borrower will not make such payment in full, the Administrative Agent may assume, or at its option request confirmation from the Borrower, that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.
            (f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender, and for application to such principal installments, as the Administrative Agent shall direct.

            SECTION 2.12. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, (i) taxes imposed on its income, and franchise taxes and backup withholding taxes imposed on it, by the United States or the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision or taxing authority thereof or therein, (ii) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender s or the Administrative Agent s principal office or Applicable Lending Office or any political subdivision or taxing authority thereof or therein and (iii) United States withholding tax payable with respect to payments hereunder under laws (including, without limitation any statute, treaty, ruling, determination or regulation) in effect on the Initial Date with respect to such Lender or the Administrative Agent, but not excluding any United States withholding tax payable as a result of any change in such laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of Taxes (including deductions of Taxes applicable to additional sums payable under this Section 2.12) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions of Taxes been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that any such Lender shall designate a different Eurodollar Lending Office if, in the judgment of such Lender, such designation would avoid the need for, or reduce the amount of, any Taxes required to be deducted from or in respect of any sum payable hereunder to such Lender or the Administrative Agent and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

            (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto; provided that, in the event such Lender or the Administrative Agent, as the case may be, successfully contests the assessment of such Taxes or Other Taxes or any liability arising therefrom or with respect thereto, such Lender or the Administrative Agent shall refund, to the extent of any refund thereof made to such Lender or the Administrative Agent, any amounts paid by the Borrower under this Section 2.12(c) in respect of such Taxes, Other Taxes or liabilities arising therefrom or with respect thereto. Each Lender and the Administrative Agent agree that it will contest such Taxes, Other Taxes or liabilities if (i) the Borrower furnishes to it an opinion of reputable tax counsel acceptable to such Lender or the Administrative Agent to the effect that such Taxes or Other Taxes were wrongfully or illegally imposed and (ii) such Lender or the Administrative Agent determines, in its sole discretion, that it would not be disadvantaged or prejudiced in any manner whatsoever as a result of such contest. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 8.02, appropriate evidence of payment thereof. If no Taxes are payable in respect of any payment hereunder or under the Notes by the Borrower from an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, the Borrower will furnish to the Administrative Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes. For purposes of this Section 2.12, the terms
   United States" and "United States person" shall have the meanings specified in Section 7701 of the Code.

            (e) Each Lender organized under the laws of a jurisdiction outside the United States and the Administrative Agent, if organized under the laws of a jurisdiction outside the United States, shall, on or prior to the Initial Date and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender or the Administrative Agent remains lawfully able to do
  so), provide the Borrower and (in the case of any such Lender other than the Administrative Agent) the Administrative Agent with two duly completed copies of Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender or the Administrative Agent is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Agreement or the Notes or certifying that the income receivable pursuant to this Agreement or the Notes is effectively connected with the conduct of a trade or business in the United States.

            (f) For any period with respect to which the Administrative Agent or a Lender has failed to provide the Borrower with the appropriate forms described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which such person was originally required to provide such forms, or if such forms are otherwise not required under subsection (e) above), the Administrative Agent or such Lender shall not be entitled to increased payments or indemnification under subsection (a) or (c) above with respect to Taxes imposed by the United States; provided, however, that should the Administrative Agent or a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Administrative Agent or such Lender shall reasonably request to assist the Lender to recover such Taxes if, in the judgment of the Borrower such steps would avoid the need for, or reduce the amount of, any Taxes required to be deducted from or in respect of any sum payable hereunder to the Administrative Agent or such Lender and would not, in the judgment of the Borrower, be disadvantageous to the Borrower.

            (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.12 shall survive the payment in full of principal and interest hereunder and under the Notes.

            (h) If a Lender shall change its Applicable Lending Office other than (i) at the request of the Borrower or (ii) at a time when such change would not result in this Section 2.12 requiring the Borrower to make a greater payment than if such change had not been made, such Lender shall not be entitled to receive any greater payment under this Section 2.12 than such Lender would have been entitled to receive had it not changed its Applicable Lending Office.

            SECTION 2.13. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.09 or 2.12) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

            SECTION 2.14. Removal of Bank. In the event that any Lender demands payment of costs or additional amounts pursuant to Section 2.09 or Section 2.12 or asserts pursuant to Section
  2.10 that it is unlawful for such Lender to make Eurodollar Rate Advances, then (subject to such Lender's right to rescind such demand or assertion within 10 days after the notice from the Borrower referred to below) the Borrower may, upon 20 days' prior written notice to such Lender and the Administrative Agent, elect to cause such Lender to assign its Advances and Commitments in full to an assignee institution selected by the Borrower that meets the criteria of an Eligible Assignee and is reasonably satisfactory to the Administrative Agent, so long as such Lender receives payment in full of the outstanding principal amount of all Advances made by it and all accrued and unpaid interest thereon and all other amounts due and payable to such Lender as of the date of such assignment (including without limitation amounts owing pursuant to Section 2.09 or 2.12), and in such case such Lender agrees to make such assignment, and such assignee shall agree to accept such assignment and assume all obligations of such Lender hereunder, in accordance with
  Section 8.07.

            SECTION 2.15. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than noon (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.09, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances, and any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be subject to the limitation set forth in Section 2.02(e) and in an amount not less than $10,000,000. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

            (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances.

            (ii) Upon the occurrence and during the continuance of any Event of Default (or, in the case of any involuntary proceeding described in Section 6.01(e), a Default), (A) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (B) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

            SECTION 2.16. Letters of Credit. (a) The Letter of Credit Facility. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") for the account of the Borrower from time to time on any Business Day during the period from the date of the initial Borrowing until 60 days before June 30, 1999
  (i) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Issuing Bank's Letter of Credit Commitment and (ii) in an Available Amount for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Revolving Credit Lenders on such Business Day. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 30 days before the Termination Date and, in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually with the consent of the Issuing Bank, and, in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this
  Section 2.16(a), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.16(c) and request the issuance of additional Letters of Credit under this
  Section 2.16(a).

            (b) Request for Issuance. (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the tenth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex, telecopier or cable. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telex, telecopier or cable, confirmed immediately in writing, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit (a "Letter of Credit Agreement") as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit. If the requested form of such Letter of Credit is acceptable to the Issuing Bank and the Administrative Agent in their sole discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in
  Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

            (ii) The Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (C) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

            (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent and the Borrower, each other Revolving Credit Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Revolving Credit Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it free and clear of adverse claims, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Revolving Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

            (d) Obligations Absolute. The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:
            (i) any lack of validity or enforceability of this Agreement, any of the other Loan Documents, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being, collectively, the "L/C Related Documents");

            (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

            (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

            (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit except for any payment made upon the Issuing Bank's gross negligence or willful misconduct;
            (vi) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

            (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

            (e) Compensation. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission on such Lender's Pro Rata Share of the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurodollar Rate Advances in effect from time to time payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing June 30, 1994, and on the Termination Date.

            (ii) The Borrower shall pay to the Issuing Bank, for its own account, a fronting and issuance fee on the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time at the rate of 1/8 of 1% per annum, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing June 30, 1994, and on the Termination Date.

            SECTION 2.17. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the Obligation of such Defaulting Lender to make such Defaulted Advance. In the event that the Borrower shall so set off and otherwise apply the Obligation of the Borrower to make any such payment against the Obligation of such Defaulting Lender to make any such Defaulted Advance on any date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on such date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be a Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower reduces the amount of the Obligation of the Borrower to make any payment otherwise required to be made by it hereunder or under any other Loan Document as a result of the exercise by the Borrower of its right set forth in this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Agent as specified in subsection (b) or (c) of this Section 2.17.

            (b) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lenders, in the following order of priority:
            (i) first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

            (ii) second, to any other Lenders for any Defaulted
       Amounts then owing to such other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such other Lenders.

  Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.17.

            (c) In the event that, at any one time, (i) any Lender shall be Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and
  (iii) the Borrower, the Administrative Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the

  Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Citibank, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Citibank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with
  the provisions of, this subsection (c).   The Administrative
  Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:
            (i) first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

            (ii) second, to any other Lenders for any amount then due and payable by such Defaulting Lender to such other
       Lenders hereunder, ratably in accordance with such respective amounts then due and payable to such other
       Lenders; and

            (iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

  In the event that such Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Defaulting Lender shall be distributed by the Administrative Agent to such Defaulting Lender and applied by such Defaulting Lender to the Obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

            (d)  The rights and remedies against a Defaulting
  Lender under this Section 2.17 are in addition to other rights and remedies which the Borrower may have against such Defaulting

  Lender with respect to any Defaulted Advance and which the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

                             ARTICLE III

                        CONDITIONS OF LENDING

            SECTION 3.01.  Conditions Precedent to Initial
  Borrowing. The obligation of each Lender to make an Advance on the occasion of the initial Borrowing is subject to the following conditions precedent:

            (a) The Company's Board of Directors shall have approved the Tender Offer and the Merger and recommended that its shareholders tender their Company Stock pursuant to the Tender Offer, and such recommendation shall not have been withdrawn or qualified in a manner adverse to NHL or the Purchaser.

            (b) The Merger Agreement shall be in full force and effect and shall not have been terminated, all Company Stock owned by Affiliates of the Purchaser shall have been contributed to the Purchaser, and all Company Stock held by the Purchaser shall be free and clear of all Liens.

            (c) The Lenders shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries, including the terms and conditions of the charter, bylaws and each class of capital stock of each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

            (d) The Lenders shall be satisfied (i) that all Existing Debt, other than the Debt identified on part I of
       Schedule II (the "Surviving Debt"), has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished, (ii) that all Debt under the 1994 Credit Agreement and the 1993 Credit Agreement has been prepaid and that the commitments under such 1994 Credit Agreement and the 1993 Credit Agreement have been terminated and
       (iii) with the terms of the Escrow Agreement pursuant to which up to $26,402,136 of the Term A Advances shall have been set aside for the repayment of the Surviving Debt listed in part II of Schedule II; the Surviving Debt Agreements shall be in form and substance reasonably satisfactory to the Lenders.

            (e) Before giving effect to the Tender Offer and the other transactions contemplated by this Agreement, there shall have occurred no Material Adverse Change since December 31, 1993 relating to (i) NHL or (ii) the Company.
            (f) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party, the Company or any of their Subsidiaries pending or threatened before any court, governmental agency or arbitrator that
       (i) would be reasonably likely to have a Material Adverse Effect (in the case of clause (a) of the definition of Material Adverse Effect, the term "Person" shall mean NHL or the Company) or (ii) purports to affect the legality, validity or enforceability of the Tender Offer or the Merger, this Agreement, any Note, any other Loan Document, any Related Document or the consummation of the transactions contemplated hereby and thereby, and there shall have been no material adverse change in the status, or financial effect on NHL or the Company, of (A) the investigations with the Office of the Inspector General regarding billing practices at NHL or the Company or (B) the shareholders' suits brought against NHL from that described in the information provided to the Lenders prior to their commitment to the Facilities.

            (g) The Lenders have been given such access to the management, records, books of account, contracts and properties of NHL, the Company and its Subsidiaries as they shall have requested.

            (h) The Borrower shall have paid all accrued fees and expenses of the Administrative Agent and the Lenders
       (including the reasonable fees and expenses of special and local counsel to the Administrative Agent).

            (i) The Administrative Agent shall have received on or before the date of the initial Borrowing the following, each dated as of the date of the initial Borrowing (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

                 (i)  the Notes to the order of the Lenders;

                 (ii) certified copies of the resolutions of the
            board of directors of the Borrower, the Purchaser, each other Loan Party (other than the Company and its Subsidiaries) and Public Holdings approving the Tender Offer, the Merger, this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Tender Offer, the Merger, this Agreement, the Notes, each other Loan Document and each Related Document;
                 (iii) a certificate of the Secretary or an
            Assistant Secretary of the Borrower, each other Loan
            Party (other than the Company and its Subsidiaries) and Public Holdings certifying the names and true signatures of the officers of the Borrower, the Company, such other Loan Party and Public Holdings authorized to sign this Agreement, the Notes, each other Loan Document and each Related Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder;

                 (iv) a copy of the Charter of the Borrower, the
            Company, each other Loan Party and Public Holdings and each amendment thereto, certified (as of a date reasonably near the date of the initial Borrowing) by the Secretary of State of the State of Delaware as being a true and correct copy thereof;
                 (v) a copy of a certificate of the Secretary of State of the State of Delaware, dated reasonably near the date of the initial Borrowing, listing the Charter of the Borrower, the Company, each other Loan Party and Public Holdings and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to the Borrower's, the Company's, such other Loan Party's or Public Holdings' Charter on file in his office, (B) the Borrower, the Company, each other Loan Party and Public Holdings have paid all franchise taxes to the date of such certificate and (C) the Borrower, the Company, each other Loan Party and Public Holdings are duly incorporated and in good standing under the laws of the State of Delaware;

                 (vi) a certificate of the Borrower, each other
            Loan Party (other than the Company and its Subsidiaries) and Public Holdings signed on behalf of the Borrower, such other Loan Party and Public Holdings by its President or a Vice President and its Secretary or any Assistant Secretary, dated as of the date of the initial Borrowing (the statements made in such certificate shall be true on and as of the date of the initial Borrowing), certifying as to (A) the absence of any amendments to the Charter of the Borrower, such other Loan Party or Public Holdings since the date of the Secretary of State's certificate referred to in subclause (v) above, (B) a true and correct copy of the bylaws of the Borrower, such other Loan Party and Public Holdings as in effect on the date of the initial Borrowing, (C) the due incorporation and good standing of the Borrower, such other Loan Party and Public Holdings, as a corporation organized under the laws of the State of Delaware, and the absence of any proceeding for the dissolution or liquidation of the Borrower, such other Loan Party or Public Holdings,
            (D) the truth in all material respects of the representations and warranties contained in this Agreement as though made on and as of the date of the initial Borrowing and (E) the absence of any event occurring and continuing, or resulting from the initial Borrowing, that constitutes a Default;

                 (vii) a certificate of NHL to the effect that no
            information provided by NHL to the Administrative Agent or any Lender contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except that, as to the financial model included therein, such certificate shall be limited to a statement that such model was prepared in good faith by NHL's management based on assumptions believed to be reasonable when made and may be further qualified by a statement to the effect that because assumptions as to future results are inherently subject to uncertainty and contingencies beyond NHL's control, actual results of NHL may be higher or lower;

                 (viii) A security agreement in substantially the
            form of Exhibit E (as amended from time to time in accordance with its terms, the "Security Agreement"), duly executed by the Borrower and each of its Subsidiaries (other than the Company and its Subsidiaries) organized under the laws of a state of the United States of America, together with:
                      (A)  certificates representing the Pledged
                 Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to therein indorsed in blank,

                      (B)  acknowledgment copies or stamped
                 receipt copies of proper financing statements, duly filed on or before the day of the initial Borrowing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Security Agreement, covering the Collateral described in the Security Agreement,

                      (C)  completed requests for information,
                 dated on or before the date of the initial
                 Borrowing, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name the Borrower or the Company or any of their respective Subsidiaries as debtor, together with copies of such other financing statements,

                      (D)  evidence of the completion of all other
                 recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,
                      (E)  evidence of the insurance required by
                 the terms of the Security Agreement,

                      (F)  copies of the Assigned Agreement
                 referred to in the Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreement other than the Borrower or any of its Subsidiaries,

                      (G)  the Lockbox Letters referred to in the
                 Security Agreement, duly executed by the Borrower or the applicable Subsidiary, as the case may be, and

                      (H)  evidence that all other action that the
                 Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Security Agreement has been taken.

                 (ix) A pledge agreement in substantially the form
            of Exhibit F (as amended from time to time in accordance with its terms, the "Pledge Agreement"), duly executed by the Guarantor, together with certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank;

                 (x)  A guaranty in substantially the form of
            Exhibit G (as amended from time to time in accordance with its terms, the "Guaranty"), duly executed by the Guarantor;

                 (xi) A guaranty in substantially the form of
            Exhibit H (as amended from time to time in accordance with its terms, the "Subsidiary Guaranty"), duly executed by the Subsidiary Guarantors;

                 (xii) An agreement in substantially the form of
            Exhibit I (as amended from time to time in accordance with its terms, the "Public Holdings Agreement"), duly executed by Public Holdings;

                 (xiii) Certified copies of each of the Merger
            Agreement, Offer to Purchase and the Tax Agreement duly executed by the parties thereto and in form and substance satisfactory to the Lenders, together with all agreements, instruments and other documents delivered in connection therewith;

                 (xiv) Such financial, business and other
            information regarding each Loan Party, the Company and their Subsidiaries as the Lenders shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under ERISA and Welfare Plans, collective bargaining agreements and other arrangements with employees, annual financial statements of both NHL and the Company dated December 31, 1993, interim financial statements of both NHL and the Company dated the end of the most recent fiscal quarter for which financial statements are available, pro forma financial statements as to the Borrower and forecasts prepared by management of NHL, in form and substance satisfactory to the Lenders, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the day of the initial Borrowing and on an annual basis for each year thereafter until the Termination Date;

                 (xv) Certificates, in substantially the forms of
            Exhibit J-1 and J-2, attesting to the Solvency of NHL and the Company after giving effect to the Tender Offer, the Merger and the other transactions contemplated hereby, executed on behalf of NHL and the

            Company by the chief financial officer of NHL and an appropriate officer of the Borrower, respectively;

                 (xvi) An environmental assessment report, in form
            and substance satisfactory to the Lenders, from an environmental consulting firm acceptable to the Lenders, with respect to the properties specified on
            Schedule III hereto;

                 (xvii) A letter, in form and substance
            satisfactory to the Administrative Agent, from the Borrower to KPMG Peat Marwick, its independent certified public accountants, advising such accountants that the Administrative Agent and the Lenders have been authorized to exercise all rights of the Borrower to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to the Borrower and its Subsidiaries and directing such accountants to comply with any reasonable request of the Administrative Agent or any Lender for such information;
                 (xvii) A letter, in form and substance
            satisfactory to the Administrative Agent, from KPMG Peat Marwick, the Borrower's independent Certified Public Accountants, to the Administrative Agent, acknowledging that the Lenders have relied and will rely upon the financial statements of the Borrower examined by such accountants in determining whether to enter into, and to take action or refrain from taking action under, the Loan Documents.

                 (xix) Evidence of insurance naming the
            Administrative Agent as insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lenders;

                 (xx) Certified copies of all Material Contracts
            of the Company and its Subsidiaries;

                 (xxi) An escrow agreement in substantially the
            form of Exhibit K (as amended from time to time in accordance with its terms, the "Escrow Agreement"), duly executed by the Borrower, the Administrative Agent and Citibank, N.A. as escrow agent;

                 (xxii) A voting trust agreement, duly executed by
            Public Holdings, the Guarantor and      , as voting
            trustee, in form and substance satisfactory to the Administrative Agent, and a voting trust agreement, duly executed by the Guarantor, the Borrower and , as voting trustee, in form and substance satisfactory to the Administrative Agent;
                 (xxiii) a favorable opinion of James G. Richmond
            Esq., Executive Vice President and General Counsel of the Borrower, of Paul, Weiss, Rifkind, Wharton & Garrison, special New York counsel for the Borrower, and of Cravath, Swaine & Moore, special New York counsel for NHL substantially in the forms of Exhibits L-1, L-2 and L-3 hereto, respectively, and as to such other matters as any Lender through the Administrative Agent may reasonably request; and

                 (xxiv) a favorable opinion of Shearman &
            Sterling, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative
            Agent.

            SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance) on the occasion of each Borrowing (including the initial Borrowing) resulting in an increase in the aggregate amount of outstanding Advances, and the right of the Borrower to request the issuance of Letters of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance such statements are true):

            (i)  The representations and warranties contained in
       Section 4.01 are correct in all material respects on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date; and

            (ii) No event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, which constitutes a Default,

  and (b) the Administrative Agent shall have received such other certificates, opinions and other documents as any Lender through the Administrative Agent may reasonably request in order to confirm (i) the accuracy of the Borrower's representations and warranties, (ii) the Borrower's timely compliance with the terms, covenants and agreements set forth in this Agreement,
  (iii) the absence of any Default and (iv) the absence of any event of the type referred to in Section 2.10.
            SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of such Borrowing.


                             ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES
            SECTION 4.01.  Representations and Warranties of the
  Borrower.  The Borrower represents and warrants as follows:

            (a) Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect (in the case of clause (a) of the definition of Material Adverse Effect, the term "Person" shall mean the Borrower) and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable and is owned by the Guarantor free and clear of all Liens except for the Liens created by the Collateral Documents.

            (b) Set forth on Schedule IV hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created by the Collateral Documents. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect (in the case of clause (a) of the definition of Material Adverse Effect, the term "Person" shall mean the Borrower) and
       (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

            (c) The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each Loan Document and each Related Document to which it is or is to be a party, and the consummation of the Tender Offer and the Merger and the other transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not
       (i) contravene such Loan Party's charter or by-laws,
       (ii) violate any law (including, without limitation, the Exchange Act), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, contract, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of its or their properties, the effect of which conflict, breach or default is reasonably likely to have a Material Adverse Effect (in the case of clause (a) of the definition of Material Adverse Effect, the term "Person" shall mean the Borrower) or (iv) except for the liens created by the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any of its Subsidiaries.
       None of the

       Borrower and its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect (in the case of clause (a) of the definition of Material Adverse Effect, the term "Person" shall mean the Borrower).

            (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the due execution, delivery and performance by any Loan Party of this Agreement or the Notes or any other Loan Document or any Related Document to which it is or is to be a party or for the consummation of the Tender Offer or the Merger or the other transactions contemplated hereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule V, all of which (other than as described in such Schedule) have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Merger and the other transactions contemplated hereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Merger or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

            (e) This Agreement has been, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will be, the legal, valid and binding obligations of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditor's rights generally.

            (f) Each of (i) the audited Consolidated balance sheet of NHL as at December 31, 1993 and the related audited Consolidated statements of earnings, cash flows and stockholders' equity of NHL for the fiscal year then ended and (ii) the unaudited Consolidated balance sheets of NHL as of March 31, 1994 and the related unaudited Consolidated statement of earnings, cash flows and stockholders' equity of NHL for the fiscal quarter then ended, copies of all of which have been furnished to each Lender, fairly present the financial condition of NHL and its Subsidiaries as at such date and the results of the operations of NHL and its Subsidiaries for the period ended on such date, all in accordance with GAAP, subject in the case of clause (ii) to normal year-end audit adjustments and to the absence of footnotes. Since December 31, 1993, there has been no Material Adverse Change relating to NHL.

            (g) Each of (i) the audited Consolidated balance sheet of the Company as at December 31, 1993 and the related audited Consolidated statements of earnings, cash flows and stockholders' equity of the Company for the fiscal year then ended and (ii) the unaudited Consolidated balance sheets of the Company as of March 31, 1994 and the related unaudited Consolidated statement of earnings, cash flows and stockholders' equity of the Company for the fiscal quarter then ended, copies of all of which have been furnished to each Lender, fairly present the financial condition of the Company and its subsidiaries as at such date and the results of the operations of the Company and its Subsidiaries for the period ended on such date, all in accordance with GAAP, subject in the case of clause (ii) to normal year-end audit adjustments and to the absence of footnotes. Since December 31, 1993, there has been no Material Adverse Change relating to the Company.

            (h) The Consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at May 31, 1994, and the related Consolidated pro forma statement of income and cash flows of the Borrower and its Subsidiaries for the five months then ended, certified by the chief financial officer of the NHL, copies of which have been furnished to each Lender, fairly present the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date, in each case giving effect to the Tender Offer, the Merger and the other transactions contemplated hereby, all in accordance with GAAP.

            (i) The Consolidated forecasted balance sheets, income statements and cash flows statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant to
       Section 3.01(i)(xiv) or 5.01(t)(v) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

            (j) There is no pending or threatened action, proceeding, governmental investigation or arbitration affecting any Loan Party, the Company or any of their Subsidiaries before any court, governmental agency or arbitrator, which is reasonably likely to have a Material Adverse Effect (in the case of clause (a) of the definition of Material Adverse Effect, the term "Person" shall mean the Borrower) or that purports to affect the legality, validity or enforceability of the Tender Offer, the Merger, this Agreement, any Note, any other Loan Document or any Related Document or the consummation of the transactions contemplated hereby or thereby.
            (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Advance will be used to purchase or carry any Margin Stock, except in connection with the Tender Offer and the Merger, Permitted Acquisitions and in connection with the repurchase by Public Holdings of capital stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

            (l) The Borrower and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code with respect to each Plan thereof. No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of the Borrower or any of its ERISA Affiliates. The amount of all Unfunded Pension Liabilities under all Plans of the Borrower and its ERISA Affiliates does not exceed $20,000,000. None of the Borrower or any of its ERISA Affiliates has made contributions or incurred any Withdrawal Liability to any Multiemployer Plan within the past five years, and it is not reasonably expected that such contributions shall be made or required or that such liability shall be incurred in any such case in amounts or under circumstances that would be reasonably likely to result in a material liability to the Borrower or any of its ERISA Affiliates. Schedule B (Actuarial Information) to the 1992 annual report (Form 5500 Series) for each Plan of the Borrower and each of its ERISA

       Affiliates, copies of which have been filed with the Internal Revenue Service and furnished to the Lenders, is complete and accurate in all material respects and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status. The Borrower and its Subsidiaries have no material liability with respect to "expected postretirement benefit obligations" within the meaning of Statement of Financial Accounting Standards
       No. 106.

            (m) Neither the Borrower nor any of its Subsidiaries currently maintains or contributes to any Welfare Plan which provides post-retirement medical or life insurance benefits other than pursuant to Section 4980B of the Code or Section 601 through 608 of ERISA.

            (n) The operations and properties of the Guarantor and each of its Subsidiaries comply with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Borrower and its Subsidiaries and the Borrower and its Subsidiaries are in compliance with all such Environmental Permits, except, as to all of the above, where the failure to do so would not be reasonably likely to have a Material Adverse Effect (in the case of clause

       (a) of the definition thereof, the term "Person" shall mean the Borrower); and no circumstances exist that are reasonably likely to (i) form the basis of an Environmental Action against the Guarantor or any of its Subsidiaries or any of their respective properties or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that would, in the case of either (i) or (ii) above, be reasonably likely to have a Material Adverse Effect (in the case of clause (a) of the definition thereof, the term "Person" shall mean the Borrower).


            (o) The Guarantor and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

            (p) The Company has filed Federal tax returns or the taxable years 1989, 1990, 1991 and 1992, and the Company has filed an application to extend the time to file the 1993 Federal tax return. The Company has not executed a consent with the Internal Revenue Service to extend the time to assess any taxes beyond the otherwise applicable statute of limitation.
            (q) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of the Company proposed by the Internal Revenue service under notices of proposed adjustment or assessment received by the Company does not exceed $900,000. No issues have been raised by the Internal Revenue Service that, in the aggregate, would be reasonably likely to have a Material Adverse Effect (in the case of clause (a) of the definition thereof, the term "Person" shall mean the Borrower).

            (r) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of the Company and its Subsidiaries proposed by all state, local and foreign taxing authorities under notices of proposed adjustment or assessment received by the Company (other than amounts arising from adjustments to Federal income tax returns) does not exceed $200,000. No issues have been raised by such taxing authorities that, in the aggregate, would be reasonably likely to have a Material Adverse Effect (in the case of clause (a) of the definition thereof, the term "Person" shall mean the Borrower).

            (s)  The Merger will constitute a reorganization under
       Section 368 of the Internal Revenue Code of 1986, as amended. The Merger will not be taxable to the Company, any of its Subsidiaries, any Loan Party or any of its subsidiaries.

            (t) The Company and its Subsidiaries do not have, as of the date hereof, net operating loss carryforwards for U.S. Federal income tax purposes.

            (u)  Neither any Loan Party nor any of its
       Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

            (v) The Guarantor, the Borrower, the Company and each Subsidiary Guarantor is, individually and together with its Subsidiaries, Solvent.

            (w) Set forth on Schedule VI hereto is a complete and accurate list of all Existing Debt (other than Surviving
       Debt) and all existing Debt of NHL and its Subsidiaries prior to the consummation of the Tender Offer, showing as of the date hereof the principal amount outstanding thereunder.

            (x) Set forth on Schedule II hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the principal amount outstanding thereunder.

            (y) Set forth on Schedule VII hereto is a complete and accurate list of all real property owned by the Guarantor, the Company or any of their Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. The Guarantor, the Company or such Subsidiary has good, marketable and insurable fee simple title to such real property which is to be the subject of a Mortgage pursuant to Section 5.01(o), free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

            (z) Set forth on Schedule VIII hereto is a complete and accurate list of all leases of real property requiring monthly payment of at least $10,000 under which the Guarantor, the Company or any of their Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

            (aa) Set forth on Schedule IX hereto is a complete and accurate list of all Investments held by the Guarantor, the Company or any of their Subsidiaries, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

            (bb) Set forth on Schedule X hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of the Guarantor, the Company or any of their Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

                              ARTICLE V

                      COVENANTS OF THE BORROWER

            SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding and shall not be fully cash collateralized pursuant to Section 2.04 or Section 6.02 or any Lender shall have any Commitment hereunder, the Borrower will:

            (a)  Compliance with Laws, Etc.    Comply, and cause
       each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith), the failure to comply with which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect (in the case of clause (a) of the definition thereof, the term "Person" shall mean the Borrower).
            (b) Compliance with Environmental Laws. Comply and cause each of its Subsidiaries and all lessees and all other Persons occupying its properties to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

            (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

            (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Purchaser and the Company may consummate the Merger and any wholly-owned Subsidiary may consummate any other merger or consolidation permitted under Section 5.02(c); provided further that, neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is not longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

            (e) Visitation Rights. At any reasonable time and from time to time, upon reasonable prior notice permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to the extent reasonably requested to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

            (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary to the extent necessary to permit the preparation of the financial statements required to be delivered hereunder.

            (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            (h)  Tender Offer.  Cause the Consummation of the
       Tender Offer to occur as soon as practicable after the initial Borrowing but in no event later than the 20th day thereafter on the following terms and conditions:

                 (i) the Tender Offer shall have been consummated strictly in accordance with the terms of the Merger Agreement and the Offer to Purchase, without any waiver or amendment to which the Administrative Agent or the

            Required Lenders shall have objected within a reasonable period after being notified of such waiver of amendment by the Borrower, and in compliance with all applicable laws; the Company's Board of Directors shall have approved the Tender Offer and the Merger and recommend that its Shareholders tender their Company Stock pursuant to the Tender Offer, and such recommendation shall have not been withdrawn or qualified in a manner adverse to NHL or the Purchaser;

                 (ii) The Administrative Agent shall have received
            on or before the date of the Consummation of the Tender Offer the following, each dated as of the date of the Consummation of the Tender Offer, in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and in sufficient copies for each Lender:

                      (w)  certified copies of the resolutions of
                 the board of directors of the Company and each of its Subsidiaries approving the Tender Offer, the Merger, each Loan Document and each Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Tender Offer, the Merger, each Loan Document and each Related Document;

                      (x)  a certificate of the Secretary or an
                 Assistant Secretary of the Company and each of its Subsidiaries certifying the names and true signatures of the officers of the Company and such Subsidiary authorized to sign each Loan Document and each Related Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder;

                      (y)  a certificate of the Company and each
                 of its Subsidiaries signed on behalf of the Company and such Subsidiary by its President or a Vice President and its Secretary or any Assistant Secretary, dated as of the date of the Consummation of the Tender Offer (the statements made in such certificate shall be true on and as of the date of the Consummation of the Tender Offer), certifying as to (A) the absence of any amendments to the Charter of the Company or such Subsidiary since the date of the Secretary of State's certificate referred to in
                 Section 3.01(i)(v), (B) a true and correct copy of the bylaws of the Company or such Subsidiary as in effect on the date of the Consummation of the Tender Offer, (C) the due incorporation and good standing of the Company or such Subsidiary, as a corporation organized under the laws of the State of Delaware, and the absence of any proceeding for the dissolution or liquidation of the Company or such Subsidiary, (D) the truth in all material respects of the representations and warranties contained in Loan Documents as though made on and as of the date of the Consummation of the Tender Offer and (E) the absence of any event occurring and continuing, or resulting from the Consummation of the Tender Offer, that constitutes a Default; and

                      (z)  a revised Schedule XII describing, in
                 addition to the Liens described on such Schedule as of the date hereof, the Liens existing on the date of the Consummation of the Tender Offer upon or in any property of the Company or any Subsidiary of the Company.
            (i) Termination of Financing Statements. Upon the request of the Administrative Agent, and at the expense of the Borrower, within 10 days after such request, furnish to the Administrative Agent proper termination statements on Form UCC-3 covering such financing statements as the Administrative Agent may reasonably request that were listed in the completed requests for information referred to in Section 3.01(i)(viii)(C).

            (j) Performance of Material Contracts. Cause each of its Subsidiaries to perform and observe all the terms and provisions of each Material Contract to be performed or observed by it; provided, however, that none of the Borrower's Subsidiaries shall be required to perform any such obligation that is being contested in good faith and by proper proceeding and as to which appropriate reserves are being maintained.
            (k) Cash Concentration Accounts. (i) Maintain main cash concentration accounts with Citibank and (ii) maintain Lockbox Accounts into which all proceeds of Collateral are paid with Citibank or one or more banks acceptable to the Administrative Agent.

            (l) Interest Rate Hedging. If the Threshold Date has not occurred on or prior to December 31, 1994, enter into prior to December 31, 1994, and maintain at all times thereafter, interest rate Hedge Agreements with Persons acceptable to the Required Lenders, covering a notional amount of not less than 35% of the outstanding Advances at such time and providing for such Persons to make payments thereunder for a period of no less than 3 years to the extent of increases in interest rates based on LIBOR.

            (m) Merger. Cause the Purchaser to consummate the Merger on or prior to the 150th day following the Consummation of the Tender Offer on the following terms and conditions:

            (i) The Merger Agreement shall be in full force and effect, without any waiver or amendment to which the Administrative Agent or the Required Lenders shall have objected within a reasonable period after being notified of such waiver or amendment by the Borrower; the Merger as described in the Proxy Statement shall conform to the terms of the merger set forth in the Merger Agreement; and the Proxy Statement and all other documentation relating to the Merger shall be in form and substance reasonably satisfactory to the Lenders;
            (ii) The Merger shall have been consummated in
                 compliance with all applicable laws, and in accordance with the terms of the Merger Agreement and the Proxy Statement, without any waiver or amendment to which the Administrative Agent or the Required Lenders shall have objected within a reasonable period after being notified of such waiver or amendment by the Borrower;

                       (iii) The Company's Board of Directors shall have approved the Merger and recommended that its shareholders vote in favor of the Merger, and such recommendation shall not have been withdrawn or qualified in a manner adverse to the Borrower, the Company or the Lenders;

            (iv) All governmental and third-party consents and
                 approvals necessary in connection with the Merger shall have been obtained (without the imposition of any material conditions that are not reasonably acceptable to the Lenders) and shall remain in effect; all applicable waiting periods shall have expired or been terminated without any action being taken by any competent authority; and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the Merger; and

            (v) The Administrative Agent shall have received on or before the consummation of the Merger the following, each dated such day, in form and substance reasonably satisfactory to the Lenders in sufficient copies for each Lender: (A) a security agreement supplement in substantially the form of Exhibit C to the Security Agreement, duly executed by the Company and each of its Subsidiaries organized under the laws of one of the states of the United States of America, together with (1) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to therein endorsed in blank, (2) acknowledgment copies of proper financing statements, duly filed on or before the consummation of the Merger under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Security Agreement in respect of the property and assets of the Company and its Subsidiaries, (3) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby in respect of the property and assets of the Company, (4) the Lockbox Letters referred to in the Security Agreement relating to the Company and its Subsidiaries, and
                 (5) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created by the Security Agreement in respect of the property and assets of the Company and its Subsidiaries have been taken; (B) a subsidiary guaranty supplement in substantially the form of Exhibit A to the Subsidiary Guaranty duly executed by the Company and each of its Subsidiaries organized under the laws of one of the states of the United States; (C) a favorable opinion of counsel for the Company reasonably satisfactory to the Required Lenders, in form and substance reasonably satisfactory to the Required Lenders and as to such other matters as any Lender through the Administrative Agent may reasonably request; (D) a favorable opinion of

                 Cravath, Swaine & Moore, special New York counsel to the Borrower to the effect that the Merger has become effective in accordance with the Merger Agreement and the General Corporation Law of the State of Delaware; and (E) certified copies of a certificate of merger or other confirmation from the Secretary of State of the State of Delaware reasonably satisfactory to the Lenders of the consummation of the Merger.

            (n) Activities of the Company. From and after the date on which Persons designated or approved by the Borrower shall constitute a majority of the board of directors of the Company until the consummation of the Merger, cause the Company (i) to perform and observe each of its obligations and covenants in the Merger Agreement,
       (ii) not to issue any securities, rights or options other than (x) the issuance of any common stock of the Company pursuant to the Note Agreement dated as of December 1, 1991 relating to the 7.375% Convertible Senior Subordinated Notes of the Company or (y) the issuance of stock, stock options or stock-based awards pursuant to a stock plan of the Company or any Subsidiary of the Company and (iii) not to declare or make any dividends or distributions to shareholders as such.

            (o) Real Estate Collateral. On or prior to the 180th day following the consummation of the Tender Offer, the Administrative Agent shall have received deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust in substantially the form of Exhibit M and covering the properties listed on Schedule XI or such other properties as the Required Lenders may approve (as amended from time to time in accordance with their terms, the "Mortgages"), duly executed by NHL, the Company and their respective subsidiaries, as the case may be, together with:

                 (i) evidence that counterparts of the Mortgages have been duly recorded on or before such day in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Lenders and that all filing and recording taxes and fees have been paid,

                 (ii) fully paid American Land Title Association
            Lender's Extended Coverage title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in amounts acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including indorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable,

                 (iii) for each property described in a Mortgage
            and which is either owned in fee by a Loan Party or that is a free-standing leasehold property, American Land Title Association form surveys, dated or brought to date no more than 120 days before such day certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and reasonably acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent,

                 (iv) an appraisal of each of the properties
            described in the Mortgages (for which an appraisal is required by the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989 as determined by the Administrative Agent) complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989,
                 (v) engineering, soils and other reports as to the properties described in the Mortgages, in form and substance and from professional firms acceptable to the Administrative Agent,

                 (vi) the Assignments of Leases and Rents referred
            to in the Mortgages, duly executed by the Borrower,

                 (vii) such consents and agreements of lessors and
            other third parties, and such estoppel letters and other confirmations, as the Administrative Agent may deem necessary or desirable, and
                 (viii) evidence of the insurance required by the
            terms of the Mortgages.

            (p) Net Worth. Maintain, at the end of each fiscal quarter, Stockholders' Equity of not less than $125,000,000, plus the aggregate amount of capital contributions made to the Borrower's capital from the date hereof, plus 65% of the cumulative Net Income of the Borrower for the period beginning June 1, 1994 and ending on such last day of such fiscal quarter.

            (q)  EBITDA to Interest Expense.  Maintain as of the
       end of each fiscal quarter of the Borrower an Interest
       Coverage Ratio of not less than the ratio set forth below
       for such fiscal quarter:
                      Four Fiscal Quarters         Ratio
                           Ending in

                     September 1994                4.5:1

                     December 1994                 4.5:1

                     March 1995                    4.5:1

                     June 1995                     4.5:1

                     September 1995                4.5:1

                     December 1995                 4.5:1

                     March 1996                    5.0:1

                     June 1996                     5.0:1

                     September 1996                5.0:1

                     December 1996                 5.0:1

                     March 1997                    5.5:1

                     June 1997                     5.5:1

                     September 1997                5.5:1

                     December 1997                 5.5:1

                     March 1998                    6.0:1

                     June 1998                     6.0:1

                     September 1998                6.0:1

                     December 1998                 6.0:1

                      Four Fiscal Quarters         Ratio
                           Ending in
                     March 1999                    6.0:1

                     June 1999                     6.0:1

                     September 1999                6.0:1

                     December 1999                 6.0:1

                     March 2000                    6.0:1

                     June 2000                     6.0:1

                     September 2000                6.0:1

                     December 2000                 6.0:1

       (r) Debt to EBITDA. Maintain at the end of each fiscal quarter of the Borrower a ratio of Consolidated Debt of the Borrower and its Subsidiaries as of the end of such fiscal quarter to EBITDA in the aggregate for the four fiscal quarters then ended of not more than the ratio set forth below for such fiscal quarter:
                      Four Fiscal Quarters         Ratio
                           Ending in

                     September 1994                4.25:1

                     December 1994                 4.00:1

                     March 1995                    3.50:1

                     June 1995                     3.50:1

                     September 1995                3.50:1

                     December 1995                 3.50:1

                     March 1996                    3.00:1

                     June 1996                     3.00:1
                     September 1996                3.00:1

                     December 1996                 3.00:1
                     March 1997                    2.50:1

                     June 1997                     2.50:1
                     September 1997                2.50:1

                     December 1997                 2.50:1
                     March 1998                    2.00:1

                     June 1998                     2.00:1

                     September 1998                2.00:1

                      Four Fiscal Quarters         Ratio
                           Ending in

                     December 1998                 2.00:1

                     March 1999                    2.00:1

                     June 1999                     2.00:1

                     September 1999                2.00:1

                     December 1999                 2.00:1

                     March 2000                    2.00:1

                     June 2000                     2.00:1

                     September 2000                2.00:1

                     December 2000                 2.00:1

            (s) Fixed Charge Coverage Ratio. Maintain at the end of each fiscal quarter of the Borrower a Fixed Charge Ratio of not less than the ratio set forth below for each period set forth below:

                      Four Fiscal Quarters         Ratio
                           Ending in

                     September 1994                1.00:1

                     December 1994                 1.15:1

                     March 1995                    1.20:1

                     June 1995                     1.25:1

                     September 1995                1.25:1

                     December 1995                 1.30:1

                     March 1996                    1.30:1

                     June 1996                     1.30:1

                     September 1996                1.30:1

                     December 1996                 1.30:1

                     March 1997                    1.40:1

                     June 1997                     1.40:1

                     September 1997                1.40:1

                     December 1997                 1.40:1

                     March 1998                    1.60:1

                     June 1998                     1.60:1

                     September 1998                1.60:1

                      Four Fiscal Quarters         Ratio
                           Ending in
                     December 1998                 1.60:1

                     March 1999                    1.70:1

                     June 1999                     1.70:1

                     September 1999                1.70:1

                     December 1999                 1.70:1

                     March 2000                    1.80:1

                     June 2000                     1.80:1

                     September 2000                1.80:1

                     December 2000                 1.80:1


            (t) Reporting Requirements. Furnish to the Lenders through the Administrative Agent:
                 (i) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower, Consolidated balance sheets of the Borrower as of the end of such quarter and Consolidated statements of earnings, cash flows and stockholders' equity of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified (subject to normal year-end audit adjustment and the absence of footnotes) on behalf of the Borrower by the chief financial officer of the Borrower;

                 (ii) as soon as available and in any event within
            105 days after the end of each fiscal year of the Borrower, a copy of the annual report on Form 10-K for such year for the Borrower and its Subsidiaries, containing financial statements for such year certified in a manner reasonably acceptable to the Required Lenders by KPMG Peat Marwick or other independent public accountants reasonably acceptable to the Required Lenders;

                 (iii) together with each delivery of financial
            statements pursuant to clauses (i) and (ii) above,
            (A) a certificate executed on behalf of the Borrower by a senior officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and

            (B) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Sections 5.01(p), (q), (r) and (s);
                 (iv) as soon as possible and in any event within
            five days after knowledge of the occurrence of each Default continuing on the date of such statement, a statement executed on behalf of the Borrower by the chief financial officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                 (v) as soon as available and in any event no later than 15 days before the end of each fiscal year of the Borrower, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for the fiscal year following such fiscal year than ending and on an annual basis for each fiscal year thereafter until the Termination Date;
                 (vi) promptly after the sending or filing
            thereof, copies of all reports which the Borrower sends to any of its public security holders, and copies of all Forms 10-K, 10-Q and 8-K, Schedules l3E-4 (including all exhibits filed therewith) and registration statements, and any other filings and statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                 (vii) promptly and in any event within (A) ten
            days after the filing or receiving thereof, copies of all reports and notices with respect to each Plan of the Borrower or any of its ERISA Affiliates which the Borrower or any of its ERISA Affiliates files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or which the Borrower or any of its ERISA Affiliates receives from the PBGC, other than a notice described in clause (D) of this
            Section 5.01(t)(vii), (B) ten days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any ERISA Event with respect to the Borrower or any of its ERISA Affiliates has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate proposes to take with respect thereto, (C) ten days after receipt thereof by the Borrower or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan of the Borrower or any of its ERISA Affiliates, a copy of each notice received by any such Person concerning the imposition of Withdrawal Liability upon such Person, the reorganization or termination of such Multiemployer Plan, or the amount of the liability incurred, or that may be incurred, by the Borrower or any of its ERISA Affiliates in connection with any such event and (D) five Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan of the Borrower or any of its ERISA Affiliates or to have a trustee appointed to administer any such Plan;

                 (viii) in the event of any change in GAAP from
            the date of the financial statements referred to in
            Section 4.01(f) and upon delivery of any financial statement required to be furnished under clauses (i) or (ii) of this Section 5.01(t), a statement of reconciliation conforming any information contained in such financial statement with GAAP as in effect on th date of the financial statements referred to in
            Section 4.01(f);

                 (ix) promptly upon any officer of the Borrower
            obtaining knowledge thereof, written notice of (A) the institution or non-frivolous threat of any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries (any such action, suit, proceeding, investigation or arbitration being a "Proceeding") or (B) any material development in any Proceeding that is already pending, where such Proceeding or development has not previously been disclosed by the Borrower hereunder and would be reasonably likely to have a Material Adverse Effect (in the case of clause (a) of the definition of Material Adverse Effect, the term "Person" shall mean the Borrower); together in each case with such other information as any Lender through the Administrative Agent may reasonably request to enable the Lenders and their counsel to evaluate such matters;

                 (x) promptly after the furnishing thereof, copies
            of any statement or report furnished to any other holder of the securities of the Guarantor or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 5.01(t);

                 (xi) promptly upon receipt thereof, copies of all notices, requests and other documents received by the Guarantor or any of its Subsidiaries under or pursuant to any Related Document and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents as the Administrative Agent may reasonably request;

                 (xii) within 10 days after receipt, copies of all
            Revenue Administrative Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $5,000,000 or more;
                 (xiii) promptly, and in any event within five
            Business Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate of the Borrower (a "Tax Certificate"), signed on behalf of the Borrower by the President or the chief financial officer of the Borrower, stating that the common parent of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member has paid to the Internal Revenue Service or other taxing authority the full amount that such affiliated group is required to pay in respect of Federal income tax for such year and that the Borrower and its Subsidiaries have received any amounts payable to them, and have not paid amounts in respect of taxes (Federal, state, local or foreign) in excess of the amount they are required to pay, under the Tax Agreement in respect of such taxable year;

                 (xiv) promptly after the occurrence thereof,
            notice of any condition or occurrence on any property of the Guarantor or any of its Subsidiaries that results in a material noncompliance by the Guarantor or any of its Subsidiaries with any Environmental Law or Environmental Permit or would be reasonably likely to (i) form the basis of an Environmental Action against the Guarantor or any of its Subsidiaries or any such property that would be reasonably likely to have a

            Material Adverse Effect (in the case of clause (a) of the definition of Material Adverse Effect, the term "Person" shall mean the Borrower) or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or Environmental Permit or would be reasonably likely to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or such property that could have a Material Adverse Effect (in the case of clause (a) of the definition of Material Adverse Effect, the term "Person" shall mean the Borrower) or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law; and

                 (xv) such other information respecting the
            condition (financial or otherwise), operations, assets or business of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

            (u) Monthly Financial Statements. During the period from the date of the Consummation of the Tender Offer through the one year anniversary of such date, the Borrower will furnish to the Administrative Agent as soon as available, and in any event within 30 days after the end of each calendar month, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month and consolidated statements of income and cash flows and divisional operational results of the Borrower and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month, duly certified on behalf of the Borrower by the chief financial officer of the Borrower (but which need not include a GAAP certification).

            (v) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates (other than the Borrower or any of its Subsidiaries) on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person that is not an Affiliate; provided, however, that for purposes of this Section 5.01(v), the term "Affiliate" shall not include any officer or director of the Borrower or such Subsidiary, as the case may be, who does not possess directly or indirectly the power to vote 5% or more of the Voting Stock of the Borrower or its Subsidiaries; provided further that nothing in this Section 5.01(v) shall restrict the ability of the Borrower and its Subsidiaries from making the payments required to be made by the Borrower and its Subsidiaries under the Tax Agreement.
            (w) Use of Proceeds. Use the proceeds of the Advances as follows: (i) to finance the purchase by the Purchaser of all of the shares of the Company Stock tendered in the Tender Offer, (ii) to finance the Merger,
       (iii) to prepay amounts outstanding under the 1993 Credit Agreement and the 1994 Credit Agreement on the date of the initial Borrowing hereunder, (iv) to refinance certain Existing Debt of the Company and NHL, (v) to pay transaction costs and expenses and (v) for the general corporate purposes of the Borrower and its Subsidiaries.

            (x) Corporate Separateness. Take, and cause each of its Subsidiaries to take, the following actions:

                 (i) pay all of its obligations, indebtedness and expenses (except, in each case, to the extent contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained) and not encourage creditors of the Borrower or such Subsidiary, as the case may be, to look to Public Holdings for such payment;

                 (ii) maintain adequate capitalization for
            purposes of conducting the business it proposes to conduct;

                 (iii) maintain a business office or offices which
            are plainly identified to the public as being separate from the business offices of Public Holdings, and maintain a mailing address in its own name and not in the name of Public Holdings;

                 (iv) keep its corporate records and books of
            account separate from those of Public Holdings;

                 (v) maintain its bank accounts separate from those of Public Holdings and not commingle any of its funds with those of Public Holdings;

                 (vi) prepare financial statements separate from
            those of Public Holdings;

                 (vii) observe appropriate corporate formalities
            with respect to all transactions and dealings between Public Holdings on the one hand and the Borrower and its Subsidiaries on the other, and properly reflect all such transactions and dealings in the Borrower's or such Subsidiary's accounting records.

                 (viii) ensure that all transfers of assets
            between Public Holdings on the one hand and the Borrower and its Subsidiaries on the other are in compliance with Section 5.01(v) or by way of capital contribution;

                 (ix) hold itself out to the public (including
            each of the creditors of the Borrower, its Subsidiaries and Public Holdings) as a corporate entity separate and distinct from Holdings;

                 (x) not become a debtor of Public Holdings and not have Public Holdings guarantee any Debt or other liability of the Borrower or any of its Subsidiaries;
            and

                 (xi) not guarantee any Debt or other liability of Public Holdings.

            SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding and shall not be fully cash collateralized pursuant to Section 2.04 or Section 6.02 or any Lender shall have any Commitment hereunder, the Borrower will not:

            (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien, upon or with respect to any of its properties (other than treasury stock and Margin Stock), whether now owned or hereafter acquired, or sign or file, or permit its Subsidiaries to sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign, or permit any of its Subsidiaries to sign, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than the following Liens: (i) Liens created by the Loan Documents; (ii) the Liens described on Schedule XII; (iii) Liens upon or in any property of the Subsidiaries of the Borrower (other than Liens upon or in property acquired as part of a Permitted Acquisition securing Funded Debt incurred in connection with such Permitted Acquisition) created at the time of acquisition of such property or improvements thereto to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property or any subsequent improvements thereto provided such Liens do not extend to any other property of such Subsidiaries; (iv) Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition); (v) Liens securing Debt incurred to refinance Debt referred to in clause (iii) or
       (iv) above, provided that such Liens are limited to the same property securing the Debt so refinanced, the principal amount of such Debt shall not be greater than the principal amount of the Debt so refinanced, and any direct or contingent obligor of the Debt secured thereby have not been changed; (vi) mechanics', materialmen's, carriers' and similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or which are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (vii) deposits or Liens to secure the performance of letters of credit, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business; (viii) Liens securing Capitalized Leases; (ix) Liens for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (x) Permitted Encumbrances; and (xi) judgment or other similar Liens, provided that there shall be no period of more than 10 consecutive days during which a stay of enforcement of the related judgment shall not be in effect.

            (b) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations in any period set forth below to exceed the amount set forth below for such period:
            Year Ending In              Amount

             December 1994           $40,000,000
             December 1995           $50,000,000
             December 1996           $55,000,000
             December 1997           $60,000,000
             December 1998           $65,000,000
             December 1999           $70,000,000

             December 2000           $75,000,000

            (c) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that (i) the Borrower and its Subsidiaries may consummate the Merger and (ii) any wholly-owned Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower provided that, in the case of any such consolidation, the Person formed by such consolidation shall be a wholly-owned Subsidiary of the Borrower; provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default.

            (d) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets or grant any option or other right to purchase, lease or otherwise acquire any Collateral other than in the ordinary course of its business, except (i) sales in the ordinary course of its business, (ii) dispositions of obsolete, worn out or surplus property disposed of in the ordinary course of business, (iii) sales, leases, transfers or other dispositions of assets by a wholly-owned Subsidiary of the Borrower with any other wholly-owned Subsidiary of the Borrower, (iv) in a transaction authorized by subsection (c) of this Section, (v) the disposition of Margin Stock for cash in an amount equal to the fair value of such Margin Stock on the date of such disposition, provided that such cash is invested in and held as Cash Equivalents, (vi) sales of assets for cash and for fair value in an aggregate amount not to exceed $10,000,000 in any year, (vii) the sale of any asset by any Subsidiary of the Borrower (other than a bulk sale of Inventory and a sale of Receivables other than delinquent accounts for collection purposes only) so long as (A) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale, (B) the purchase price for such asset shall be paid to the Borrower or such Subsidiary solely in cash and (C) the aggregate purchase price paid to the Borrower and all of its Subsidiaries for such asset an all other assets sold by the Borrower and its Subsidiaries during the same Fiscal Year pursuant to this clause (v) shall not exceed $25,000,000 and (D) the Borrower shall, on the date of such sale, prepay the Advances pursuant to, and in the order of priority set forth in, Section 2.05(b)(ii) in an aggregate principal amount equal to the Net Cash Proceeds received by the Borrower or such Subsidiary from the sale of such asset and (viii) so long as no Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction which would be permitted under the provisions of the next preceding clause (vii); provided, however, that, notwithstanding the foregoing, (x) the Purchaser shall not, prior to the consummation of the Merger, sell, lease, transfer or otherwise dispose of any of its assets to NHL or the Borrower and (y) none of the Borrower's Subsidiaries shall sell, lease, transfer or otherwise dispose of any of its assets to the Borrower other than the payment by such Subsidiary of cash dividends to the Borrower.

            (e) Dividends, Repurchases, Etc. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock (other than to the Borrower), except that the Borrower may:

                 (i) declare and deliver dividends and
            distributions payable only in Common Stock or warrants, rights or options to acquire Common Stock;

                 (ii) declare and pay cash dividends to its
            stockholders in an amount not to exceed in any fiscal year the lesser of (x) the amount of dividends paid by Public Holdings to its public stockholders in such fiscal year in accordance with the past practices of NHL and (y) 25% of net income of the Borrower for the fiscal year immediately preceding the year in which such dividend is paid in the case of each fiscal year during the period from the date hereof through December 31, 2000, provided that the Borrower has not previously paid any dividend pursuant to clauses (iii) or (iv) below;

                 (iii) declare and pay cash dividends to its
            stockholders in an amount not to exceed $50,000,000 during the period from the date hereof through December 31, 2000 in connection with the repurchase by Public Holdings of its Common Stock, provided that after giving effect to any such dividend and the related repurchase of common stock the Stockholders' Equity of the Borrower shall be at least $100,000,000;

                 (iv) declare and pay cash dividends in addition
            to those referred to in clause (iii) above to its stockholders in an amount not to exceed $50,000,000 during the period from the date hereof through December 31, 2000 in connection with the repurchase by Public Holdings of its Common Stock, provided that (x) at the time of each such payment the long-term senior unsecured debt of the Borrower is rated at least BB+ by Standard & Poor's Ratings Group and at least Ba1 by Moody's Investors Service, Inc. and (y) after giving effect to any such dividend, the ratio of Consolidated Debt of the Borrower and its Subsidiaries as of the date of such payment to the sum of Consolidated Debt of the Borrower and its Subsidiaries as of such date plus Stockholders' Equity as of such date is not more than .55 to 1;

                 (v)  declare and pay cash dividends to its
            stockholders in an amount not ot exceed the amount necessary from time to tto pay actual expenses to Persons that are not Affiliates that are incidental to Public Holdings being a public reporting but non-operating corporation, provided that, on and after the date on which Public Holdings holds assets other than the capital stock of the Guarantor, such amounts shall not, in the aggregate, exceed $250,000 in any calendar year;

       provided, however, that, at the time of the payment referred to in clauses (ii), (iii), (iv) and (v) and after giving effect to such payment (and, in the case of clauses
       (iii) and (iv) thereof, the repurchase by Public Holdings of its Common Stock), no Default shall have occurred and be continuing; provided further that no payment referred to in clause (ii), (iii) or (iv) shall be made unless the Threshold Date shall have occurred on or prior to the 120th day following the consummation of the Tender Offer.
            (f) Investments. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, other than Investments (i) by the Purchaser in the Company as contemplated by the Offer to Purchase and the Merger Agreement, (ii) by the Borrower or the Company in any of their respective wholly-owned Subsidiaries or by any wholly-owned Subsidiary of the Borrower or the Company in any other wholly-owned Subsidiary of the Borrower, (iii) in any officer, director or employee of the Borrower (other than Ronald O. Perelman) in the ordinary course of business consistent with past practice, (iv) that are Permitted Acquisitions, (v) Investments by the Borrower and its Subsidiaries in Cash Equivalents and in Hedge Agreements in an aggregate notional amount not to exceed at any time outstanding an amount equal to 100% of the aggregate outstanding Advances at such time, (vi) Investments by the Borrower in the Company prior to the consummation of the Merger in an amount not to exceed the amount necessary to repay in full the Company's 7.375% Convertible Senior Subordinated Notes due December 15, 2006, provided that such Investment is applied to the repayment of such Convertible Senior Subordinated Notes and (vii) other Investments in an aggregate amount invested at any one time outstanding not to exceed $10,000,000; provided, however, that each Subsidiary of the Borrower must execute and deliver to the Administrative Agent a security agreement supplement in substantially the form of Exhibit C to the Security Agreement and a subsidiary guaranty supplement in substantially the form of Exhibit A to the Subsidiary Guaranty.
            (g) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of the business carried on at the date hereof by the Borrower, the Company and their Subsidiaries taken as a whole, except that, subject to the limitations set forth in
       Section 5.02(f), the Borrower and its subsidiaries may acquire (i) Control of any Person, or all or substantially all of the assets of any Person, substantially all the business of which consists of businesses that are not Materially Different Businesses, (ii) any other assets which the Borrower or such Subsidiary would not use in a Materially Different Business, or (iii) Control of any Person, substantially all the business of which consists of Materially Different Businesses, or other assets which constitute or would be used by the Borrower or such Subsidiary in a Materially Different Business, as long as
       (x) the consideration paid by the Borrower for any such acquisition pursuant to this clause (iii), together with the aggregate consideration paid for all previous acquisitions pursuant to this clause (iii) during the term of this Agreement, does not exceed 20% of Consolidated total assets of the Borrower as of the last day of the fiscal quarter next preceding the date of such acquisition and (y) after giving effect thereto, no Default shall have occurred and be continuing.

            (h) Acquisitions. Make or permit any of its Subsidiaries to make acquisitions outside the ordinary course of business of assets of or equity in any Person ("Acquisitions") other than the following: (i) the Acquisition of the Company; (ii) Investments permitted by the terms of Section 5.02(f) (other than clause (iv) thereof); (iii) a Small Acquisition if the sum of the Purchase Price for such Small Acquisition plus the aggregate Purchase Price for all other Small Acquisitions in the current Calculation Period does not exceed the Small Acquisition Basket; and (iv) Small Acquisitions in any Calculation Period that are made in excess of the Small Acquisition Basket for such Calculation Period and Large Acquisitions if the following conditions are met: (A) prior to such proposed Acquisition, the Borrower shall have delivered to the Administrative Agent and the Lenders Consolidated pro forma financial statements of the Borrower (including a balance sheet and statements of earnings, cash flows and stockholders' equity) as at the end of and for the most recent period of four fiscal quarters ending at least 45 days prior to the delivery of such financial statements, which financial statements shall (a) be certified (subject to normal year-end audit adjustments and the absence of footnotes) on behalf of the Borrower by the chief financial officer of the Borrower, (b) give effect to all Acquisitions (including such proposed Acquisition) made or proposed to be made since the beginning of such period and (c) not give effect to the pretax charge to earnings for the fiscal quarter ended December 31, 1992 on account of the settlement of certain governmental claims, (B) the sum of the Purchase Price of such Small Acquisition or Large Acquisition, as the case may be, plus the aggregate Purchase Price of all other Acquisitions made in the current Calculation Period pursuant to this clause (iv) does not exceed the Large Acquisition Basket, and (C) the pro forma financial statements delivered pursuant to clause
       (iv)(A) above show (x) the Interest Coverage Ratio for such period is greater than 4:1 and (y) a ratio of Consolidated Debt of the Borrower and its Subsidiaries as at the end of such period to EBITDA for such period is less than 4:1; provided, however, that (x) the aggregate Purchase Price of all Acquisitions made pursuant to this Section 5.02(h) during any Calculation Period shall not exceed (i) $75,000,000 if the Threshold Date has not occurred and (ii) $100,000,000 if the Threshold Date has occurred, and (y) the aggregate Purchase Price of all Acquisitions made pursuant to this Section 5.02(h) during the term hereof shall not exceed the Maximum Acquisition Basket; provided further that, at the time of the making of any Acquisition and after giving effect to such Acquisition, no Default shall have occurred and be continuing.

            (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies affecting (i) the presentation of financial statements or (ii) reporting practices, except in either case as required or permitted by GAAP.
            (j) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                 (i)  in the case of the Borrower,

                      (A)  Debt under the Loan Documents,

                      (B)  Debt in respect of the New Debt
                      Securities; and

                 (ii) in the case of any of its Subsidiaries,

                      (A)  Debt owed to the Borrower or to a
                      wholly-owned Subsidiary of the Borrower or, in the case of a Subsidiary of the Company, to the Company or a wholly-owned Subsidiary of the Company, in each case evidenced by a promissory note in form acceptable to the Administrative Agent and pledged to the Lenders pursuant to the Security Agreement,

                      (B)  Debt secured by Liens permitted by
                      Section 5.02(a)(iii) or (viii) not to exceed in the aggregate (i) in the case of Section 5.02(a)(iii), $20,000,000, and (2) in the case of Section 5.02(a)(viii), $15,000,000,

                      (C)  the Surviving Debt,

                      (D)  endorsement of negotiable instruments
                      for deposit or collection or similar
                      transactions in the ordinary course of
                      business,
                      (E)  unsecured trade payables of the kind
                      included in clause (b) of the definition of Debt,

                      (F)  unsecured contingent obligations
                      arising in connection with a Permitted
                      Acquisition in an aggregate principal amount not to exceed $50,000,000 at any time outstanding, provided that each such contingent obligation shall not exceed an amount equal to 35% of the Purchase Price of the related Permitted Acquisition;

                      (G)  Debt of a Subsidiary existing at the
                      time such Subsidiary is acquired and Debt secured by Liens permitted by Section 5.02(a)(iv) in an aggregate principal amount not to exceed $20,000,000 at any time outstanding and any refunding or refinancing, in whole or in part, of any such Debt, provided that the principal amount of such Debt shall not be increased above the principal amount thereof outstanding immediately prior to such refunding or refinancing and the maturity date of such refunding or refinancing shall not be shortened as a result of or in connection with such refunding or refinancing, and

                      (H)   other Debt in an aggregate principal
                      amount not to exceed $10,000,000 at any time outstanding.

            (k) Charter Amendments. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws.

            (l) Prepayments, Etc. of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) regularly scheduled or required repayments or redemptions of Surviving Debt and (iii) the prepayment of the Company's 7.375% Convertible Senior Subordinated Notes due December 15, 2006 as contemplated by the Escrow Agreement, or amend, modify or change in any manner any term or condition of any Surviving Debt or the New Debt Securities, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

            (m) Amendment, Etc. of Tax Agreement. Cancel or terminate the Tax Agreement or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Tax Agreement or agree in any manner to any other amendment, modification or change of any term or condition of the Tax Agreement, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that the addition of a new "Subsidiary" (as such term is defined in the Tax Agreement) as a party to the Tax Agreement upon its becoming a member of the "NHL Group" (as such term is defined in the Tax Agreement) or the deletion of a party from the Tax Agreement upon its ceasing to be a member of the NHL Group shall not be considered an amendment, modification or change in any manner of the Tax Agreement.

            (n) Cancellation, Etc. of Certain Material Contracts. Permit any of its Subsidiaries to cancel or terminate any Material Contract of the type described in clause (a) of the definition thereof or consent to or accept any cancellation or termination thereof, in each case prior to the scheduled expiration thereof.

            (o) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Administrative Agent and the Lenders or (ii) in connection with (A) any Surviving Debt and any Debt outstanding on the date such Subsidiary first becomes a Subsidiary, (B) the New Debt Securities or (C) any Debt permitted by Section 5.02(j) secured by a Lien on specific property so long as such prohibition or conditions relates solely to the specific property securing such Debt.

            (p) Partnerships. Become a general partner in any general or limited partnership, or permit any of its Subsidiaries to do so, other than through a single-purpose Subsidiary established for the sole purpose of entering into such partnership so that the liability of the Borrower and its Subsidiaries with respect to such partnership will be limited to their investment in such Subsidiary.

            (q) Capital Expenditures. Not make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period:

        7-month Period
           Ending In                   Amount
         December 1994              $ 28,000,000


        Year Ending In                 Amount

         December 1995                35,000,000
         December 1996                40,000,000
         December 1997                40,000,000
         December 1998                40,000,000
         December 1999                40,000,000
         December 2000                40,000,000

  ; provided, however, that if in any period specified above the amount of Capital Expenditures set forth above for such period exceeds the amount of Capital Expenditures actually made by the Borrower and its Subsidiaries in such period, the Borrower and its Subsidiaries shall be entitled to make additional Capital Expenditures in the next period specified above in an amount of up to the amount of such excess; provided further that the amount of Capital Expenditures actually made by the Borrower and its Subsidiaries in the seven-month period ending in December 1994 shall not exceed $20,000,000 unless the amount in excess of $20,000,000 shall be used in connection with the Capital Expenditures set forth on Schedule XIII and the Borrower shall have delivered a certificate to the Administrative Agent as to the use of such excess amounts in reasonable detail.


                             ARTICLE VI

                          EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of, or interest on, any Advance or any fees payable to the Administrative Agent or any Lender hereunder, in each case when the same becomes due and payable, or any Loan Party shall fail to make any other payment hereunder within five Business Days after the same becomes due and payable; or

            (b)  Any representation or warranty made by any Loan
       Party or Public Holdings under or in connection with any

       Loan Document shall prove to have been incorrect in any material respect when made or confirmed; or

            (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(h), 5.01(i), 5.01(m), 5.01(n), 5.01(o), 5.01(p),
       5.01(q), 5.01(r), 5.01(s), 5.01(t), 5.01(u), 5.01(x) or
       5.02, or (ii) any Loan Party or Public Holdings shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

            (d) Any Loan Party or any of its Subsidiaries or Public Holdings shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $10,000,000 in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary or Public Holdings (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt (other than the Surviving Debt listed in Part II of Schedule II) and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt (other than the Surviving Debt listed in Part II of Schedule II) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (e) Any Loan Party or any of its Subsidiaries or Public Holdings shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries or Public Holdings seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries or Public Holdings shall take any corporate action to authorize any of the actions set forth above in this Section 6.01(e); or

             (f) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against any Loan Party or any of its Subsidiaries or Public Holdings and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment or order shall have been vacated, satisfied or dismissed or bonded pending appeal; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if and for so long as (i) the entire amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of the amount of such judgment or order; or

            (g) Any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries or Public Holdings that is reasonably likely to have a Material Adverse Effect (in the case of clause (a) of the definition of Material Adverse Effect, the term "Person" shall mean the Borrower) and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment or order shall have been vacated, satisfied, discharged or bonded pending appeal; or

            (h)  A Change of Control shall occur; or

            (i) Any ERISA Event shall have occurred with respect to the Borrower or any of its ERISA Affiliates and such ERISA Event, together with any and all other ERISA Events that shall have occurred with respect to the Borrower or any of its ERISA Affiliates, is reasonably likely to result in a liability of the Borrower and its ERISA Affiliates with respect to any Plan of the Borrower or any of its ERISA Affiliates in excess of $20,000,000; or

            (j) The Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of the Borrower or any of its ERISA Affiliates that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $20,000,000 or requires payments exceeding $1,000,000 per annum; or

            (k) The Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of the Borrower or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1,000,000; or

            (l) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it or Public Holdings, or any such Loan Party or Public Holdings shall so state in writing; or

            (m) any Collateral Document after delivery thereof pursuant to Section 3.01 or Section 5.01(o) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby;

  then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.
            SECTION 6.02. Actions in Respect of the Letters of Credit Upon Default. If any Event of Default shall have occurred and be continuing and the Administrative Agent shall have taken the action described in Section 6.01(ii), the Administrative Agent may make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lenders in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.


                             ARTICLE VII

                      THE ADMINISTRATIVE AGENT

            SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice and other report given to it by the Borrower pursuant to the terms of this Agreement.

            SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with the Loan Documents or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03. Citicorp and Affiliates. With respect to its Commitments, the Advances made by it and the Note issued to it, Citicorp shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citicorp hereunder in its individual capacity. Citicorp and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citicorp were not the Administrative Agent and without any duty to account therefor to the Lenders.

            SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01(f) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 7.05. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Advances then owing to each of them (or if no Advances are at the time outstanding or if any Advances are then owing to Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of unpaid fees owing to the Administrative Agent, and any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, any Loan Document, to the extent that the Administrative Agent is not paid such fees, or the Administrative Agent is not reimbursed for such expenses, by the Borrower.
            SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, with the consent of the Borrower, a successor Administrative Agent which shall be a Lender, or if no Lender consents to act as Administrative Agent hereunder, an institution that would be permitted to be an Eligible Assignee hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring

  Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank that is acceptable to the Borrower (which shall not unreasonably withhold its approval). Upon the acceptance of any appointment as Administrative Agent thereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

            SECTION 7.07.  Co-Agents.  Each Lender hereby
  acknowledges that each of the Co-Agents has no liability hereunder other than in its capacity as Lender.

                            ARTICLE VIII

                            MISCELLANEOUS

            SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by each of the Lenders affected thereby (other than any Lender which is, at such time, a Defaulting Lender), do any of the following: (i) waive any of the conditions specified in Section
  3.01 or, in the case of the initial Borrowing, 3.02, (ii) change the definition of the term "Required Lenders", (iii) release any material portion of the Collateral (other than the release of any of the Escrowed Property (as defined in the Escrow Agreement) pursuant to the terms of the Escrow Agreement so long as no Event of Default has occurred or is continuing) or permit the creation, incurrence, assumption or existence of any Lien on any material portion of the Collateral other than the Liens created by the Collateral Documents and the Liens permitted by
  Section 5.02(a) or (iv) amend this Section 8.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment affected by such amendment, waiver or consent, (i) increase the Commitment of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such

  Lender or (iii) postpone any date fixed for any mandatory reduction in the Commitment of such Lender or for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or
  (iv) change the order of application of any prepayment set forth in Section 2.05 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

            SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 4225 Executive Square, Suite 800, La Jolla, California 92037,
  Attention: Vice President--Finance; if to any Bank at its Domestic Lending Office on Schedule I hereto; if to any other Lender, at the address specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 1 Court Square, Long Island City, New York, New York 10043, Attention: Andrew Homolo, with a copy to Citibank, N.A., 399 Park Avenue, New York, New York 10043, Attention: Steven Victorin; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall be effective (i) when received, if mailed or delivered or telecopied (including machine acknowledgment), or (ii) when delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent.

            SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender, or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 8.04. Costs; Expenses. (a) The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents and the other documents to be delivered hereunder (including, without limitation, (A) all due diligence, transportation, computer, duplication, appraisal, audit and insurance expenses and fees and expenses of consultants engaged with the prior consent of the Borrower (which consent shall not be unreasonably withheld) and (B) the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with the Borrower or with other creditors of the Borrower arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in, monitoring or otherwise participating in any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally and any proceeding ancillary thereto). The Borrower further agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with the enforcement of the Loan Documents and the other documents to be delivered hereunder, whether in action, suit, litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and reasonable expenses of counsel for the Administrative Agent and each Lender with respect thereto) and expenses in connection with the enforcement of rights under this Section 8.04(a).

            (b) If any payment of principal of any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to
  Section 2.11 or 2.15, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

            (c) The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender and each of their affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (or in connection with the preparation for a defense of) any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement and the transactions contemplated hereby, whether or not an Indemnified Party is a party thereto, whether or not the transactions contemplated hereby are consummated and whether or not any such claim, investigation, litigation or proceeding is brought by the Borrower or any other person, except (i) to the extent such claim, damage, loss, liability or expense (x) is found in a final, non-appealable judgment by a court of competent jurisdiction (a "Final Judgment") to have resulted from such Indemnified Party's gross negligence or willful misconduct or
  (y) arises from any legal proceedings commenced against any Lender by any other Lender (in its capacity as such and not as Administrative Agent), and (ii) in the case of any litigation brought by the Borrower (A) seeking a judgment against any Indemnified Party for any wrongful act or omission of such Indemnified Party and (B) in which a Final Judgment is rendered in the Borrower's favor against such Indemnified Party, the provisions of this paragraph will not be available to provide indemnification for any damage, loss, liability or expense incurred by such Indemnified Party in connection with such litigation described in clause (i) or (ii) of this Section 8.04(c).

            SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower to such Lender now or hereafter existing under this Agreement and the Note or Notes held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application shall be made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application; provided further that no Lender shall exercise any such right of set-off or any other right of set-off without the prior consent of the Administrative Agent. The rights of each Lender under this
  Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

            SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and the Required Lenders.

            SECTION 8.07.  Assignments and Participations.   (a)
  Each Lender may and, if demanded by the Borrower pursuant to
  Section 2.14, will assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000 in excess thereof, or shall be an assignment to another Lender or an assignment of all of the assigning Lender's rights and obligations hereunder and under the Notes, (iii) each such assignment shall be to another Lender, an Affiliate of the assigning Lender or to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to Section 2.14 shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to Section 2.14 unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owin to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement and (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000 from the assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance,
  (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(f) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing under each Facility to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the

  Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
            (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in an amount equal to the Commitment under each Facility assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1,
  Exhibit A-2 or   Exhibit A-3, as the case may be.

            (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including. without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement,
  (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce or postpone any date fixed for payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

            (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree pursuant to an agreement substantially in the form of Exhibit N to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.

            (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            SECTION 8.08.  Governing Law; Submission to
  Jurisdiction. (a) This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            (b)  The Borrower hereby irrevocably and
  unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to paragraph (c) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.

            (c)  The Borrower hereby irrevocably and
  unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) The Borrower agrees that service of process may be made on the Borrower by personal service of a copy of the summons and complaint or other legal process in any such suit, action or proceeding, or by registered or certified mail (postage prepaid) to the address of the Borrower specified in
  Section 8.02, or by any other method of service provided for under the applicable laws in effect in the State of New York.

            SECTION 8.09. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by
  (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

            SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 8.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE

  ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT, OR ANY
  LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR
  ENFORCEMENT THEREOF.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                NHL INTERMEDIATE HOLDINGS CORP. II


                                By
                                  -------------------------------
                                  Name:
                                  Title:


                                CITICORP USA, INC.,
                                  as Administrative Agent


                                By
                                  -------------------------------
                                  Name:
                                  Title:


                                THE LONG-TERM CREDIT BANK OF
                                  JAPAN, LTD., LOS ANGELES AGENCY,
                                  as Co-Agent


                                By
                                  -------------------------------
                                  Name:
                                  Title:


                                NATIONSBANK OF NORTH CAROLINA,
                                  N.A., as Co-Agent


                                By
                                  -------------------------------
                                  Name:
                                  Title:

                                TORONTO DOMINION (TEXAS), INC.,
                                  as Co-Agent

                                By
                                  -------------------------------
                                  Name:
                                  Title:


                                Banks

                                CITICORP USA, INC.

                                By
                                  -------------------------------
                                  Name:
                                  Title:

                                THE LONG-TERM CREDIT BANK OF
                                   JAPAN, LTD., LOS ANGELES AGENCY


                                By
                                  -------------------------------
                                  Name:
                                  Title:



                                NATIONSBANK OF NORTH CAROLINA, N.A.


                                By
                                  -------------------------------
                                  Name:
                                  Title:

                                TORONTO DOMINION (TEXAS), INC.


                                By
                                  -------------------------------
                                  Name:
                                  Title:



                                BANQUE PARIBAS


                                By
                                  -------------------------------
                                  Name:
                                  Title:


                                By
                                  -------------------------------
                                  Name:
                                  Title:



                                CONTINENTAL BANK N.A.


                                By
                                  -------------------------------
                                  Name:
                                  Title:



                                NATIONAL WESTMINSTER BANK USA

                                By
                                  -------------------------------
                                  Name:
                                  Title:



                                SHAWMUT BANK,  N.A.


                                By
                                  -------------------------------
                                  Name:
                                  Title:

                                THE FIRST NATIONAL BANK OF BOSTON


                                By
                                  -------------------------------
                                  Name:
                                  Title:



                                THE SANWA BANK, LIMITED, LOS
                                ANGELES BRANCH


                                By
                                   ------------------------------
                                   Name:
                                   Title:


                                Issuing Bank

                                CITIBANK, N.A.


                                By
                                   -----------------------------
                                   Name:
                                   Title:

                                THE FUJI BANK, LIMITED


                                By
                                  ------------------------------
                                  Name:
                                  Title:


                                NHL INTERMEDIATE HOLDINGS CORP. II


                                By /s/ James G. Richmond
                                  -------------------------------
                                  Title: Secretary


                                CITICORP USA, INC.,
                                  as Administrative Agent


                                By /s/ Townsend L. Weekes Jr.
                                  -------------------------------
                                  Title: Authorized Representative


                                THE LONG-TERM CREDIT BANK OF JAPAN,
                                  LTD., LOS ANGELES AGENCY,
                                  as Co-Agent


                                By /s/ Motokazi Uematsu
                                  -------------------------------
                                  Title: Deputy General Manager

                                NATIONSBANK OF NORTH CAROLINA,
                                  N.A., as Co-Agent


                                By /s/ Mark E. Stephanz
                                  -------------------------------
                                  Title: Senior Vice President

                                TORONTO DOMINION (TEXAS), INC.,
                                  as Co-Agent

                                By /s/ Warren Finlay
                                  -------------------------------
                                  Title: Vice President


                                Banks

                                CITICORP USA, INC.

                                By /s/ Townsend L. Weekes
                                  -------------------------------
                                   Title: Authorized Representative


                                THE LONG-TERM CREDIT BANK OF
                                  JAPAN, LTD., LOS ANGELES AGENCY


                                By /s/ Motokazu Uematsu
                                  -------------------------------
                                  Title: Deputy General Manager



                                NATIONSBANK OF NORTH CAROLINA, N.A.


                                By /s/ Mark E. Stephanz
                                  -------------------------------
                                  Title: Senior Vice President

                                TORONTO DOMINION (TEXAS), INC.


                                By /s/ Carole A. Clause
                                  -------------------------------
                                  Title: Vice President



                                BANQUE PARIBAS


                                By /s/ Eric Green
                                  -------------------------------
                                  Title: Vice President


                                By /s/
                                  -------------------------------
                                  Name:
                                  Title:



                                CONTINENTAL BANK N.A.


                                By /s/ John Orecchio
                                  -------------------------------
                                  Title: Vice President



                                NATIONAL WESTMINSTER BANK USA


                                By /s/ Dilcia P. Hill
                                  -------------------------------
                                  Title: Assistant Vice President



                                By /s/ W. Wakefield Smith
                                  -------------------------------
                                  Title: Vice President


                                SHAWMUT BANK,  N.A.


                                By /s/ Amy M. Tsokanis
                                  ----------------------------
                                  Title: Vice President

                                THE FIRST NATIONAL BANK OF BOSTON


                                By /s/ Richard D. Hill, Jr.
                                  -------------------------------
                                  Title: Vice President



                                THE SANWA BANK, LIMITED, LOS
                                  ANGELES BRANCH


                                By /s/ John Merhaut
                                  -------------------------------
                                  Title: First Vice President &
                                         Manager



                                Issuing Bank
                                CITIBANK, N.A.


                                By /s/ Townsend L. Weekes Jr.
                                  -------------------------------
                                  Title: Authorized Representative

                                THE FUJI BANK, LIMITED


                                By /s/ Katsunori Nozawa
                                  -------------------------------
                                  Title: Vice President & Manager